UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Radius Global Infrastructure, Inc.

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Notice of 2021 Annual Meeting and Proxy Statement

MESSAGE FROM OUR CO-CHAIRMAN AND CEO

Dear Stockholders:

We are pleased to invite you to join us for the 2021 Annual Meeting of Stockholders of Radius Global Infrastructure, Inc., our first as a U.S. public company, to be held on May 25, 2021, at 8:30 a.m. Eastern Time, virtually over the internet at www.virtualshareholdermeeting.com/RADI2021.

At the 2021 Annual Meeting, we will be asking you to elect the five director nominees. Beginning on page 7, you will find detailed information about the qualifications of our director nominees, who we believe are a strong group to represent your interests.

In addition to the election of directors, as discussed beginning on page 27, we are also asking stockholders to ratify our Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

On behalf of the Board of Directors and the Radius team, we would like to thank you for your continued support. We look forward to your participation at the Annual Meeting.

Sincerely,

William H. Berkman

Co-Chairman of the Board and Chief Executive Officer

Radius Global Infrastructure, Inc.

660 Madison Avenue, Suite 1435

New York, NY 10065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	May 25, 2021	Record Date: March 29, 2021

Time:	8:30 a.m. (Eastern time)	Website: www.virtualshareholdermeeting.com/RADI2021

To the Stockholders of Radius Global Infrastructure, Inc.:

We will hold the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Radius Global Infrastructure, Inc. (the “Company,” “Radius,” “we,” “us,” or “our”) on May 25, 2021 at 8:30 a.m. Eastern Time as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting at www.virtualshareholdermeeting.com/RADI2021. Stockholders will be required to enter their control number. Stockholders may also vote online prior to the meeting at www.proxyvote.com using the control number.

Items of Business:

1.	To elect as directors the five nominees named in the accompanying Proxy Statement to a term of one year each, or until their successors have been elected and qualified; and

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

These matters are more fully described in the accompanying proxy statement accompanying this notice (the “Proxy Statement”). In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered.

Stockholders of record of our Class A Common Stock and Class B Common Stock (including any restricted shares), and holders of our Founder Preferred Shares, as of March 29, 2021 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. We encourage you to vote before the Annual Meeting even if you plan to attend the Annual Meeting, that way your shares will be represented whether or not you are able to attend the meeting.

Your vote is important. Whether or not you expect to participate in the Annual Meeting, the Board of Directors encourages you to review the accompanying Proxy Statement for information relating to each of the proposals and to cast your vote promptly.

By Order of the Board of Directors,

Jay L. Birnbaum
Senior Vice President, General Counsel and Secretary

April 2, 2021

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PROXY STATEMENT SUMMARY

This summary highlights information that is contained elsewhere in this Proxy Statement. It does not include all information necessary to make a voting decision and you should read this Proxy Statement in its entirety before casting your vote.

Radius at a Glance

We are a holding company with no material assets other than our limited liability company interests in APW OpCo LLC (“APW OpCo”), the indirect parent of AP WIP Investments, LLC (“AP WIP Investments”) and its consolidated subsidiaries (collectively, the “APW Group”). The APW Group is one of the largest international aggregators of rental streams underlying wireless sites through the acquisition of wireless telecom real property interests and contractual rights.

Overview of Proposals

Proposals	Board Vote Recommendation	Page
1. Elect five director nominees named in the Proxy Statement	FOR each nominee	7
2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	FOR	27

Proposal No. 1: Director Nominee Election

We are asking you to vote for the election of Paul A. Gould, Antoinette Cook Bush, Thomas C. King, Nick S. Advani and Ashley Leeds, each to serve for a one-year term expiring at our 2022 Annual Meeting of Stockholders.

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

We are also asking you to ratify our Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Although stockholder ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in the view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting.

Other Proposals

The Board of Directors (the “Board”) is not aware of any other matters that will be brought before the Annual Meeting (other than procedural matters). If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Important Notice Regarding the Internet Availability of Proxy Materials

The Notice of Annual Meeting, the Proxy Statement, and the Annual Report on Form 10-K are available at www.proxyvote.com and during the meeting at www.virtualshareholdermeeting.com/RADI2021.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Attending the Annual Meeting

You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/RADI2021 and using the control number included on your proxy card, or on the voting instructions that accompanied your proxy materials to enter the meeting.

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you. If your shares are held in a stock brokerage account or by a bank, trustee, or other nominee, you are considered the beneficial owner of such shares and your broker, bank, trustee, or other nominee is considered the stockholder of record, and the proxy materials or voting instructions are being forwarded to you by that organization.

We are holding the Annual Meeting as a virtual meeting in light of the coronavirus pandemic to ensure the health and welfare of our stockholders.

The virtual meeting platform is fully supported across major web browsers and multiple device types running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. If you need any technical support with accessing or participating in the meeting, technical support lines are available 15 minutes prior to the start of the meeting at +1 844-986-0822 (US) and +1 303-562-9302 (International).

Stockholders Entitled to Vote

The Board has set March 29, 2021 as the record date for the Annual Meeting. If you were the owner of our common stock at the close of business on the record date, you are entitled to vote at the Annual Meeting. Stockholders of record of our Class A Common Stock and Class B Common Stock are entitled to one vote for each share of common stock they held on the record date. Holders of our Founder Preferred Shares are entitled to a number of votes equal to the number of Class A Common Shares or Class B Common Shares, as applicable, into which each Founder Preferred Share held of record by such holder could then be converted. As described more fully in our Certificate of Incorporation (the “Charter”), our Founder Preferred Shares are convertible into Class A Common Shares or Class B Common Shares, as applicable, on a one-for-one basis. Holders of LTIP Units in APW OpCo, in tandem with their related Class B Common Shares and/or Series B Founder Preferred Shares, as applicable (the “Tandem Shares”), whether vested or unvested, are entitled to a number of votes equal to the number of votes that the Class B Common Shares and/or Series B Founder Preferred Shares, as applicable, that are in tandem with such LTIP Units are entitled.

At the close of business on the record date, there were (1) 61,209,442 Class A Common Shares (which includes 95,292 restricted Class A Common Shares that are subject to vesting conditions) issued, outstanding and entitled to vote, (2) 11,611,769 Class B Common Shares issued, outstanding and entitled to vote, (3) 2,986,033 Founder Preferred Shares (which includes 1,600,000 Series A Founder Preferred Shares and 1,386,033 Series B Founder Preferred Shares) issued, outstanding and entitled to vote, and (4) 6,786,033 Tandem Shares issued, outstanding and entitled to vote.

A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 3 Bala Plaza East, Suite 502, Bala Cynwyd, PA 19004. If, as a result of the coronavirus pandemic, our offices are not generally open, stockholders may contact Investor Relations at +1 (484) 278-2667 and arrangements will be made to review the records in person. During the Annual Meeting, the list of stockholders will be available for examination at 3 Bala Plaza East, Suite 502, Bala Cynwyd, PA 19004. The list of the stockholders will also be available on the bottom of your screen during the Annual Meeting after entering your control number included on your proxy card, or on the voting instructions that accompanied your proxy materials to enter the meeting.

Quorum

The holders of at least a majority in voting power of the outstanding capital stock of the Company entitled to vote thereat must be present at the Annual Meeting, either present in person or represented by proxy, to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting for quorum purposes if you either attend our Annual Meeting or properly submit your proxy prior to the Annual Meeting. Shares subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Voting Methods

Voting Before the Meeting

To vote your shares before the Annual Meeting, please follow the instructions for Internet or telephone voting in your proxy materials or in your voting instructions. You may also vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner. We encourage you to vote before the Annual Meeting even if you plan to attend the Annual Meeting, to ensure your shares will be represented whether or not you are able to attend the meeting.

Voting At the Meeting

Stockholders may vote and ask questions at the Annual Meeting by visiting www.virtualshareholdermeeting.com/RADI2021. To participate in the Annual Meeting, you will need your control number. We encourage you to vote before the Annual Meeting even if you plan to attend the Annual Meeting, to ensure your shares will be represented whether or not you are able to attend the meeting.

Vote Requirements

Proposal No. 1: Director Nominee Election

For a director to be elected, the director must receive the affirmative vote of a majority of the votes cast in the election.

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

The affirmative vote of the majority of the shares present or represented by proxy at the meeting and entitled to vote on the matter is required to ratify our independent registered public accounting firm.

How your Shares will be Voted

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee (Proposal No. 1), and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 2). If you abstain from voting on a director nominee in Proposal No. 1 or from voting on Proposal No. 2, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting. An abstention will have no effect on the outcome of the election of our directors, but will have the same effect as a vote “AGAINST” Proposal No. 2.

For certain proposals, brokers may not have discretionary authority to vote on a particular matter if they have not received specific instructions from the beneficial owner of the shares (“broker non-votes”). Banks, brokerage firms, and other nominees who hold shares in street name for their customers generally have authority to vote on “routine” proposals such as the ratification of auditors when they have not received instructions from beneficial owners. However, they are precluded from exercising their voting discretion with respect to the election of directors or non-routine matters.

If you are a stockholder of record and you properly sign and return a proxy card, your shares will be voted as you direct. If no instructions are indicated on such proxy card, shares otherwise represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, namely “FOR” for all director nominees, and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Revocability of Proxies

Any proxy given by a stockholder of record may be revoked by the person giving it at any time before the final vote at the Annual Meeting by submitting a written notice of revocation to Radius Global Infrastructure, Inc., 3 Bala Plaza East, Suite 502, Bala Cynwyd, PA 19004, or over the Internet or by phone by following the instructions included in your Proxy Materials. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone, by signing and returning a new Proxy Card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by attending and voting at the online Annual Meeting.

If you are a beneficial owner and wish to revoke a prior instruction, you should follow the voting instructions you receive from your bank, broker or other nominee to revoke your proxy or change your vote.

Solicitation of Proxies

Our Board is making this solicitation and we will bear the entire cost of preparing, assembling, printing, mailing, and distributing our proxy materials and soliciting proxies. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of common stock, and normal handling charges may be paid for such forwarding service. Officers and other of our employees, who will receive no additional compensation for their services, may solicit proxies by mail, email, via the Internet, personal interview, or telephone.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Overview

Our Board consists of nine directors. All members of our Board are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Pursuant to our governing documents, the holders of our Founder Preferred Shares are entitled to elect four directors, which individuals are currently Michael D. Fascitelli, William H. Berkman, Noam Gottesman and William D. Rahm, without any vote of the holders of our common stock. Furthermore, pursuant to the Centerbridge Subscription Agreement (defined below), the Centerbridge Entities (defined below) are entitled to nominate one director to our Board, which currently is William D. Rahm. See “Certain Relationships and Related Person Transactions – Shareholders Agreement – Founder Directors” and “Certain Relationships and Related Person Transactions – Centerbridge Agreements – Centerbridge Director Nominee” below for more information.

The Nominating and Corporate Governance Committee has recommended, and the Board has approved, the nomination of each of the five director nominees below to stand for election at the Annual Meeting.

Each of the nominees has consented to serve if elected. However, if any of the nominees fails to stand for election, declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board will be voted by the proxy holders for the election of any other person or persons as the Board may recommend, or our Board, at its option, may reduce the number of directors that constitute the entire Board.

Director Qualifications

The Nominating and Corporate Governance Committee of the Board is tasked with annually considering the size, composition, and needs of the Board and, as appropriate, recommending the nominees for directors to the Board for approval. The Nominating and Corporate Governance Committee selects individuals as director nominees for election or appointment to the Board who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment, who are most effective, in conjunction with the other Board members or nominees to the Board, in collectively serving the long-term interests of the Company’s shareholders, and who satisfy such other qualifications as the Board determines from time-to-time. In evaluating such nominees for election or appointment to the Board, the Committee takes into consideration the following attributes, which are desirable for a member of the Board: leadership, independence, interpersonal skills, financial acumen, business experience, industry knowledge and different viewpoints.

We have no formal policy regarding board diversity. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Nominating and

Corporate Governance Committee considers diversity in its consideration of the composition of the Board, and in its assessment of the effectiveness of the Board and its committees. In considering diversity, the Nominating and Corporate Governance Committee looks at a range of different personal factors, including diversity of race, ethnicity, gender, age, cultural background and personal background. Three of our nine Board members are diverse based on gender or race/ethnicity.

Stockholder Nominations

The Nominating and Corporate Governance Committee will review and evaluate candidates submitted by stockholders for election to the Board, taking into consideration whether nominations are in accordance with the procedures to nominate directors set forth in our bylaws. Any stockholder who wishes to recommend a candidate for consideration by the Nominating and Corporate Governance Committee should follow the procedures described later in this Proxy Statement under the heading “Stockholder Proposals and Nominations for Next Year’s Annual Meeting.”

Board Composition

Set forth below are some of the knowledge, skills and experiences possessed by the nominees for election to the Board and the Founder Directors (as defined below), as well as personal attributes of gender and racial/ethnic diversity. The table below represents some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy, and the number of directors that have that skill. This director skills matrix is not intended to be an exhaustive list of each of our director nominees’ skills or contributions to our Board.

Nominees

Biographical information for each person nominated for election as a director at the Annual Meeting is set forth below, including age, term of office, and business experience, including directorships with other publicly traded companies during the past five years. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes, or skills that factored into the determination by the Nominating and Corporate Governance Committee and our Board that each such person should continue to serve as a director.

Paul A. Gould

Independent

Director Since:  February 2020

Committee Service:

●   Nominating and Corporate Governance Committee (Chair)

●   Compensation Committee

Age:    75

Other Public Boards:

●   Liberty Global plc

●   Discovery Inc.

●   Liberty Latin America Ltd

Experience, Expertise and Qualifications

Paul A. Gould has over 40 years of experience in the investment banking industry. Mr. Gould has been a Managing Director of Allen & Company, LLC since 1973 and is a senior member of Allen & Company’s mergers and acquisitions advisory practice. In that capacity, Mr. Gould has served as a financial advisor to many Fortune 500 companies, principally in the media and entertainment industries. Mr. Gould joined Allen & Company in 1972 and in 1975, he established Allen Investment Management, which manages capital for endowments, pension funds and family offices. Mr. Gould serves on the boards of Liberty Global plc, Discovery Inc. and Liberty Latin America Ltd, and was previously a director at Ampco-Pittsburgh Corporation. Mr. Gould also serves on the board of trustees for Cornell University and the Wildlife Conservation Society and is an Overseer for the Weill Cornell Medical College. Mr. Gould attended Cornell University and holds a bachelor’s degree from Fairleigh Dickinson University. Mr. Gould’s experience in investment banking, mergers and acquisitions and corporate finance qualifies him to serve on our Board of Directors.

Antoinette Cook Bush

Independent Director Since: February 2020 Committee Service: ● Audit Committee Age: 64 Other Public Boards: None

Experience, Expertise and Qualifications

Antoinette (Toni) Bush is the Executive Vice President and Global Head of Government Affairs for News Corp. Ms. Bush is responsible for leading the company’s government relations efforts in the United States, the United Kingdom and Australia. Ms. Bush joined News Corp from Skadden, Arps, Slate, Meagher & Flom LLP, where, over her nearly 20-year tenure, she rose to become the Partner in charge of its Communications Group. She represented global media/entertainment and telecom entities in regulatory, legislative and transactional matters. Ms. Bush also served as Executive Vice President of Northpoint Technology Ltd. from 2001 to 2003, where she led legal and regulatory strategies. Previously, Ms. Bush served as Senior Counsel to the Communications Subcommittee of the U.S. Senate Commerce, Science and Transportation Committee, which has oversight for the Federal Communications Commission (FCC). Ms. Bush worked on numerous bills, including the landmark Cable Act of 1992. Ms. Bush chairs the board of directors of The HistoryMakers and the News Media Alliance and serves on the boards of Ares Management Corporation, My Brother’s Keeper Alliance and The Economic Club of Washington, D.C. Ms. Bush holds a J.D. from Northwestern University Law School and a B.A. from Wellesley College. Ms. Bush’s experience in the telecom industry, government relations and in regulatory and telecom matters qualifies her to serve on our Board of Directors.

Thomas C. King

Independent Director Since: February 2020 Committee Service: ● Audit Committee (Chair) Age: 60 Other Public Boards: ● Clear Channel Outdoors ● Concord Acquisition Corp

Experience, Expertise and Qualifications

Tom King is an Operating Partner of Atlas Merchant Capital. He has more than 30 years of experience in the investment banking and financial services industry. Most recently, Mr. King served as Chief Executive Officer of Investment Banking at Barclays and Chairman of the Investment Banking Executive Committee. Mr. King was also a member of the Barclays Group Executive Committee, which oversees all of the Barclays plc businesses. Mr. King began his career at Salomon Brothers, which was later acquired by Citigroup. During his tenure at Citi, he held several senior roles, including Global Head of Mergers and Acquisitions, Head of Investment Banking for the EMEA (Europe, Middle East and Africa) Region and Head of Corporate and Investment Banking for the EMEA region. In 2009, Mr. King moved to Barclays as the Head of European Investment Banking and Co-Head of Global Corporate Finance. He was later promoted to Global Head of Investment Banking and then to CEO of the Investment Bank. Mr. King received his MBA with distinction from the Wharton School, University of Pennsylvania and his Bachelor of Arts degree from Bowdoin College. He currently serves on various public and private boards and a number of not-for-profit boards including the King School in Stamford, Connecticut. Mr. King’s experience in investment banking, mergers and acquisitions and corporate finance, as well as his experience serving on public and private boards, qualifies him to serve on our Board of Directors.

Nick S. Advani

Independent Director Since: February 2020 Committee Service: ● Compensation Committee ● Nominating and Corporate Governance Committee Age: 43 Other Public Boards: None

Experience, Expertise and Qualifications

Nick S. Advani has over 20 years’ experience investing in public and private companies. He recently retired from Goldman, Sachs & Co. as a Partner Managing Director where he led the European arm of Goldman Sachs Investment Partners, a multi-strategy hedge fund investing on behalf of the firm and its clients. Previously, Mr. Advani worked in Goldman Sachs’ Principal Strategies group in New York where he led various public and private investments in the telecommunications sector. Mr. Advani started his career in the Mergers & Acquisitions department of Goldman Sachs in New York. He currently serves on the board of Shared Access LLC and has previously served on the boards of Mobileye Inc. and Wireless Capital Partners LLC where Goldman Sachs was the lead investor. He has an A.B. in Economics and Comparative Literature from Brown University. Mr. Advani’s experience in the real estate and telecommunications industries and in mergers and acquisitions, as well as public and private company investments generally, qualifies him to serve on our Board of Directors.

Ashley Leeds

Independent Director Since: November 2020 Committee Service: ● Audit Committee ● Nominating and Corporate Governance Committee Age: 62 Other Public Boards: None

Experience, Expertise and Qualifications

Ashley Leeds is an experienced financial professional with a successful track record of investing in and advising dynamic growth companies. Her focus has been on companies operating at the nexus of the technology, media, communications and consumer products industries. Currently, Ms. Leeds is CEO of JED Group LLC, an omnichannel, luxury apparel and accessories brand. Ms. Leeds commenced her career as an investment banker at Lehman Brothers where she advised companies in the broadcast, cable and wireless telecommunications sectors. In 1995, Ms. Leeds became a Founding Partner at Baker Capital, a communications and media focused private equity and venture capital firm. In 2007, she established RIME Communications Capital, an investment firm focused on early stage investing in technology-driven products and services businesses. While at these investment firms, Ms. Leeds was responsible for sourcing, structuring and monitoring portfolio investments and was a director on several public and private company boards. Ms. Leeds is a Trustee of the Public Theater in New York City. She has served on the Harvard College Fund Executive Committee and has participated on several Harvard University advisory committees. Ms. Leeds also was a Trustee of Grace Church School and a Trust Advisor to Stanford’s Graduate School of Business. Ms. Leeds received an MBA from Stanford and earned her AB degree from Harvard College. Ms. Leeds’s experience in the investment banking and the technology and communications industries qualifies her to serve on our Board of Directors.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR” EACH OF THE DIRECTOR NOMINEES LISTED ABOVE

Founder Directors

Pursuant to our governing documents, the holders of our Founder Preferred Shares are entitled to elect four directors, which individuals are currently Michael D. Fascitelli, William H. Berkman, Noam Gottesman and William D. Rahm.

Michael D. Fascitelli

Independent, Co-Chairman Director Since: November 2017 Committee Service: ● Compensation Committee (Chair) Age: 64

Experience, Expertise and Qualifications

Mike Fascitelli has over 30 years’ experience of investing in real estate and is the co-founder and managing partner of Imperial Companies LLC, a real estate investment, development and management company focused on investing in premium office, urban retail, residential and mixed-use real estate located primarily in New York City and other select U.S. gateway cities, which he co-

Other Public Boards: ● Vornado Realty Trust ● Invitation Homes ● Sculptor Capital Management	founded in 2014. Mr. Fascitelli joined Goldman, Sachs & Co. in the Real Estate department in 1985, becoming a partner and head of Goldman Sachs’ real estate banking business in 1992. He co-founded Goldman Sachs’ first Real Estate Opportunity Fund, Whitehall Real Estate Fund, in 1991 and served on its investment committee. In December 1996, he became president of Vornado Realty Trust, a publicly traded REIT and one of the largest owners and managers of real estate in the United States, and was its chief executive officer from 2009 until April 2013. During his 16-year tenure, Vornado achieved total returns of 4.2x the S&P 500 and 1.8x the NAREIT index, an increase in enterprise value from $1.2 billion to over $29 billion (CAGR of 21%), executed in excess of 150 separate transactions, including a variety of operating businesses and iconic real estate, primarily in New York City, and successfully established Vornado Capital Partners Fund I in 2010 worth $800 million. At the time Mr. Fascitelli left Vornado, it had a market cap of approximately $15 billion. Mr. Fascitelli has been a member of the board of trustees of Vornado Realty Trust since December 1996. Mr. Fascitelli is a trustee and director of the Urban Land Institute, an independent trustee of Invitation Homes (formerly Starwood Waypoint Homes), an independent director of Sculptor Capital Management (formerly Och Ziff Capital Management) and is past chairman of the Zell/Lurie Real Estate Center at Wharton and still serves on its executive committee. He also serves as chair of the investment committee, senior advisor and board member of Quadro Partners Inc. (formerly Realcadre) and is on the board of the Child Mind Institute and The Rockefeller University Board of Trustees. Mr. Fascitelli’s extensive experience investing in real estate and leading public companies qualifies him to serve on our Board of Directors.

William H. Berkman

Co-Chairman and Chief Executive Officer Director Since: February 2020 Age: 56 Other Public Boards: None

Experience, Expertise and Qualifications

Bill Berkman is the Co-Chairman and Chief Executive Officer of the Company. Mr. Berkman is an entrepreneur and investor in the communications, media, technology and energy industries. Mr. Berkman previously served as the Co-Managing Partner at Associated Partners, LP and its predecessor partnership, Liberty Associated Partners, LP, both investment partnerships with Liberty Media Corporation that owned controlling interests in wireless communications infrastructure companies AP Wireless Infrastructure Partners, LLC and AP Towers, LLC. Mr. Berkman has co-founded multiple other telecommunications companies, such as Current Group, Teligent, Inc. and Nextel Mexico. Mr. Berkman previously served as a member of the board of directors for public companies IAC/InterActiveCorp, Liberty Satellite & Technology, Inc. and Teligent, Inc. Mr. Berkman previously served as an independent director of Empire State Realty Trust, Inc., a publicly traded NYSE listed company. He also serves as a member of the board of directors for The Partnership for New York City and the Partnership’s Fund for New York City. Mr. Berkman holds multiple patents for smart electric grid and communications systems. He has an A.B. from Harvard University, and in 1997, his family established the Berkman Center for Internet & Society at Harvard Law School. Mr. Berkman is a member of the 2009 class of Henry Crown Fellows at the Aspen Institute. Mr. Berkman’s role as our CEO, his experience with the APW Group, for the ten years preceding the APW Acquisition, his experience in the real estate and telecommunications industries generally and serving on public and private boards qualifies him to serve on our Board of Directors.

Noam Gottesman

Independent Director Since: November 2017 Committee Service: ● Nominating and Corporate Governance Committee Age: 59 Other Public Boards: ● Nomad Foods Limited ● GO Acquisition Corp.

Experience, Expertise and Qualifications

Noam Gottesman is the founder and Managing Partner of TOMS Capital LLC, a single-family office which manages the commercial and private interests of its family clients, which he founded in 2012. Mr. Gottesman was the co-founder of GLG Partners Inc. and its predecessor entities where he served in various chief executive capacities until January 2012. Mr. Gottesman served as GLG’s chief executive officer from September 2000 until September 2005, and then as its co-chief executive officer from September 2005 until January 2012. Mr. Gottesman was also chairman of the board of GLG following its merger with Freedom Acquisition Holdings Inc. and prior to its acquisition by Man Group plc. Mr. Gottesman co-founded GLG as a division of Lehman Brothers International (Europe) in 1995 where he was a Managing Director. Prior to 1995, Mr. Gottesman was an executive director of Goldman Sachs International, where he managed global equity portfolios in the private client group. Mr. Gottesman was a co-founder and non-executive director of Nomad Holdings Limited, an acquisition vehicle which completed its $500 million initial public offering and listing on the London Stock Exchange in April 2014. In 2015 it acquired Iglo Foods Holdings Limited in the UK and Ireland, Findus in Italy and Iglo in Germany and continental Europe for approximately $2.6 billion and Findus Sverige AB for approximately £500 million and changed its name to Nomad Foods Limited. It relisted on the New York Stock Exchange in 2016 and Mr. Gottesman continues to serve as co-chairman of Nomad Foods Limited’s board of directors. Mr. Gottesman’s experience in investment banking, finance and mergers and acquisitions, as well as his experience as a chief executive and leading public companies, qualifies him to serve on our Board of Directors.

William D. Rahm

Independent Director Since: February 2020 Committee Service: ● Compensation Committee Age: 42 Other Public Boards: ● Brixmor Property Group, Inc.

Experience, Expertise and Qualifications

Billy Rahm is a Partner and Senior Managing Director at Centerbridge, leading the Firm’s global real estate investing activities, and serving as a member of the Firm’s Management Committee and Investment Committees. Prior to joining Centerbridge in 2006, Billy was a part of Blackstone’s Real Estate Private Equity Group, where he completed investments in lodging businesses and real assets. He serves on the Board of Directors of Great Wolf Resorts, Inc., Merit Hill Capital, and Brixmor Property Group, Inc. Billy is also the Chair of the Board of Trustees of East Harlem Tutorial Program and East Harlem Scholars Academies. He graduated from Yale College and received his M.B.A. and J.D. from Harvard University. Billy’s experience in the real estate industry, public and private company investments generally, and serving on public and private boards qualifies to serve on our Board of Directors.

CORPORATE GOVERNANCE AND OUR BOARD OF DIRECTORS

Board Leadership and Governance Structure

The following table details certain basic information on our directors, the composition of the Board and its standing committees and the number of meetings held during the year ended December 31, 2020:

				Committee Memberships
Name	Age	Director Since	Independent	Audit		Compensation		Nominating and Corporate Governance
Michael D. Fascitelli	64	2017	✓			©
William H. Berkman	56	2020
Noam Gottesman	59	2017	✓					✓
William D. Rahm	42	2020	✓			✓
Paul A. Gould	75	2020	✓			✓		©
Antoinette Cook Bush	64	2020	✓	✓
Thomas C. King	60	2020	✓	©
Nick S. Advani	43	2020	✓			✓		✓
Ashley Leeds	62	2020	✓	✓				✓
2020 Meetings			Board: 4		6		6		3

✓   =   Member

©   =   Chair

Responsibilities of the Board

The directors are responsible for carrying out the Company’s objectives, implementing its business strategy and conducting its overall supervision. Acquisition, divestment and other strategic decisions will all be considered and determined by the Board.

The Board seeks to provide leadership within a framework of prudent and effective controls. The Board establishes the corporate governance values of the Company and has overall responsibility for setting the Company’s strategic aims, defining the business plan and strategy and managing the financial and operational resources of the Company.

Consistent with the Governance Guidelines (discussed below), the Board schedules quarterly meetings and holds additional meetings as and when required. The Board expects that this will result in at least four meetings of the Board each year.

Composition of the Board

The Board currently consists of nine directors. Our Charter provides, that so long as the Founder Entities (as defined in the Charter), their affiliates and their permitted transferees under the Shareholders Agreement (as defined in the Charter) in the aggregate hold 20% or more of the issued and outstanding Founder Preferred Stock (as defined in the Charter), the holders of such shares will, acting together, have the right to appoint four of the nine directors on the Board (such directors, the “Founder Directors”), two appointed by William H. Berkman and BF Investments and two appointed by Digital Landscape Partners Holding LLC. The Founder Directors currently serving on the Board are Michael D. Fascitelli, William H. Berkman, Noam Gottesman and William D. Rahm. Messrs. Berkman and Rahm are designees of William H. Berkman, BF Investments, Scott Bruce and Richard Goldstein (collectively, the “AG Group”), and Messrs. Fascitelli and Gottesman are designees of Digital Landscape Partners Holding LLC.

In addition, so long as any Founder Directors are serving on the Board, the AG Group will have the right to designate a majority of the Nominating and Governance Committee, and at least four-ninths of each committee of the Board will be comprised of Founder Directors or other directors selected by them. Pursuant to the Shareholders Agreement, BF Investments, in its capacity as agent, proxy and attorney-in-fact for the AG Group (the “AG Investors’ Representative”), also has the ability to select a majority of the members of the Nominating and Corporate Governance Committee. Further, so long as the Founder Preferred Stock remains outstanding, the Company will not be permitted to increase the size of the Board to more than nine Directors without the prior vote or consent of the holders of at least 80% in voting power of the outstanding Founder Preferred Stock.

In addition, pursuant to a subscription agreement, dated as of November 20, 2019 and amended and supplemented as of February 7, 2020 (the “Centerbridge Subscription Agreement”), with Centerbridge Partners Real Estate Fund, L.P., Centerbridge Partners Real Estate Fund SBS, L.P. and Centerbridge Special Credit Partners III, L.P. (collectively, the “Centerbridge Entities”), so long as the Centerbridge Entities hold at least 50% of the shares purchased under the Centerbridge Subscription Agreement, they are entitled to nominate one director to our Board, subject to such person’s reasonable approval by the Company. William D. Rahm currently acts as the director nominee of the Centerbridge Entities on the Board.

For more information, see “Certain Relationships and Related Party Transactions – Shareholders Agreement” and “Certain Relationships and Related Party Transactions – Centerbridge Agreements – Centerbridge Subscription Agreement.”

Independence of the Board

The composition of the Board and its committees is subject to the independence standards set forth under Nasdaq corporate governance listing standards applicable to domestic U.S. issuers (the “Nasdaq Governance Standards”), as well as the Code of Conduct (as defined below) that has been adopted by the Board. The Nasdaq independence definition includes a series of objective tests, including that a director is not, and has not been for at least three years, one of our employees and that neither a director nor any of his or her family members has engaged in various types of business dealings with us. The Board has determined that each of the independent directors is independent under these bright line tests. In addition, as required by the Nasdaq Governance Standards, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on information provided by each director concerning his or her background, employment and affiliations, we believe that all of the directors other than Mr. Berkman are “independent” directors for the purposes of the Nasdaq Governance Standards required of U.S. domestic issuers. Mr. Berkman, who serves as our Chief Executive Officer, is an executive director and is therefore not considered to be independent.

Code of Conduct and Governance Guidelines

The Company is firmly committed to high standards of corporate governance and maintaining a sound framework through which the strategy and objectives of the Company are set and the means of attaining these objectives and monitoring performance are determined.

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that is applicable to all of our and our subsidiaries’ employees, officers and directors. The Code of Conduct addresses, among other things, compliance with law, rules and regulations, conflicts of interest, corporate opportunity requirements, competition and fair dealing, anti-discrimination and harassment, financial controls and reporting, confidentiality, proper use of company assets and the process for reporting violations of the Code of Conduct or any other company policy or any illegal or unethical behavior. The Code of Conduct is available on our website. The Audit Committee is responsible for overseeing the Code of Conduct and may be required to approve any waivers of the Code of Conduct for employees, officers or directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website or in filings under the Exchange Act as required by applicable law or regulation.

In addition, the Board adopted Corporate Governance Guidelines (the “Governance Guidelines”), which it believes reflects the Board’s commitment to monitor and oversee the effectiveness of policy- and decision- making both at the Board and at the senior management level. The Governance Guidelines address, among other things, director independence, director retirement and tenure, director resignation, Board duties and responsibilities, frequency and confidentiality of Board meetings, director communication, director access to management, employees and outside counsel and auditors, director and Board performance evaluation and conflicts of interest. The Governance Guidelines are available on our website.

Board Leadership Structure

Michael D. Fascitelli and William H. Berkman currently serve as Co-Chairmen of the Board. Mr. Berkman also serves as our Chief Executive Officer. The Board believes that having two Co-Chairmen of the Board creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. The Board also has concluded that our current board leadership structure is appropriate at this time. However, our bylaws and Corporate Governance Guidelines provide the Board with flexibility to designate only one Chairman of the Board or to combine or separate the positions of Chairman and Chief Executive Officer and to appoint a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. The Board will continue to review periodically our leadership structure and may make such changes in the future as it deems appropriate.

Board Committees

The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each standing committee has a written charter that the Board believes meets the requirements of the Nasdaq Governance Standards. Copies of the written charters of each of our three standing committees are available on our website. If the need should arise, the Board may set up additional committees as appropriate.

So long as any Founder Directors are serving on the Board, the AG Group will have the right to designate a majority of the Nominating and Governance Committee, and at least four-ninths of each committee of the Board will be comprised of Founder Directors or other directors selected by them. See “– Board Leadership and Governance Structure – Composition of the Board” above.

Audit Committee

The purpose of the Audit Committee is to have and exercise the power and authority of the Board relating to (i) the Company’s financial statements and financial reporting process, (ii) the independence and qualifications of the Company’s independent auditors, (iii) the Company’s systems of internal accounting and financial controls and (iv) the Company’s legal compliance and ethics programs, as established by management and the Board.

The Audit Committee is responsible for, among other things:

•

the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company (including resolution of any disagreements between management and the independent auditors);

•	the review and approval of all audit engagement fees and terms, as well as non-audit engagements, with the Company’s independent auditors;

•	overseeing our internal audit function; and

•	compliance with legal and regulatory requirements and internal compliance.

In addition, the Audit Committee has the exclusive power (except where such power is expressly delegated to another committee) to review and approve Related Party Transactions (as defined under Item 404 of Regulation S-K under the Securities Act).

The Audit Committee is currently comprised of three members: Thomas C. King, Antoinette Cook Bush and Ashley Leeds. The Audit Committee is chaired by Thomas C. King, whom the Board has determined is an audit committee financial expert in accordance with the Sarbanes-Oxley Act. The Board has reviewed the background, experience and independence of the Audit Committee members. Based on this review, the Board has determined that each member meets the independence and other requirements of the Nasdaq Governance Standards.

Compensation Committee

The purpose of the Compensation Committee is to have and exercise the power and authority of the Board relating to the design and implementation of the Company’s executive compensation program and plans, the compensation of the Company’s executive officers and directors and the review of the Company’s executive succession plan.

The Compensation Committee is responsible for, among other things:

•	assisting the Board in evaluating potential candidates for executive positions;

•

making recommendations to the independent directors with respect to the compensation of the Chief Executive Officer and determining the compensation of all other executive officers (in making compensation decisions for executive officers other than our Chief Executive Officer, the Compensation Committee meets with and discusses those decisions with our Chief Executive Officer);

•	reviewing the Company’s incentive compensation and other equity-based compensation plans and making recommendations to the Board with respect thereto; and

•	reviewing, on a periodic basis, director compensation and making recommendations to the Board with respect to such compensation.

The Compensation Committee is currently comprised of four members: Michael D. Fascitelli, William D. Rahm, Nick Advani and Paul A. Gould. The Compensation Committee is chaired by Michael D. Fascitelli. The Board has reviewed the background, experience and independence of the Compensation Committee members. Based on this review, the Board has determined that each member meets the independence requirements of the Nasdaq Governance Standards.

To assist in carrying out its responsibilities, the Compensation Committee is authorized to retain the services of independent advisors. The Compensation Committee engaged FPL Associates L.P. (“FPL”), a national compensation consulting firm, to serve as an independent consultant to the Compensation Committee during 2020. During 2020, FPL provided advice to the compensation committee on matters related to, among other things:

•

compensation of our officers and employees, including providing the compensation committee with data and analysis to support compensation decisions made prior to and after the APW Acquisition (as defined below);

•	the implementation of, and recommended equity grants under, our equity incentive plan, the Radius Global Infrastructure, Inc. 2020 Equity Incentive Plan; and

•	the design of our director compensation program.

The Compensation Committee has determined that FPL is independent pursuant to the Company’s Compensation Committee charter. The Compensation Committee has sole authority to select, retain or terminate its executive compensation consultants and to approve their fees and other retention terms.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of four members: Michael D. Fascitelli, William D. Rahm, Nick Advani and Paul A. Gould. None of the directors who currently serve or in the past year have served, on the Compensation Committee (i) serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board, (ii) are, or in the past year have been, an officer or employee of the Company or its subsidiaries (including the APW Group) or (iii) have, or in the past year have had, any other relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions by Compensation Committee members. During the fiscal year ended December 31, 2020, the Board of Digital Landscape Group, Inc., our predecessor, only had a compensation committee starting on February 10, 2020, upon the closing of the acquisition of the APW Group.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to have and exercise the power and authority of the Board relating to the (i) identification of qualified individuals to be elected or appointed to the Board (other than the Founder Directors), consistent with criteria approved by the Board, (ii) selection of nominees for election or appointment to the Board (other than the Founder Directors), (iii) development of a set of corporate governance principles applicable to the Company and (iv) process for the evaluation of the Board.

The Nominating and Corporate Governance Committee is responsible for, among other things (subject to the rights of the holders of Founder Preferred Stock as described under “– Board Leadership and Governance Structure – Composition of the Board” above):

•	identifying qualified individuals and selecting nominees for election or appointments to the Board;

•	recommending to the independent directors to serve as members of each Board committee;

•	developing and recommending a set of corporate governance principles applicable to the Company and overseeing the process for evaluation of the Board; and

•	keeping the structure, size and composition of the Board under regular review, and making recommendations to the Board with regard to any changes necessary.

Pursuant to the Shareholders Agreement, the AG Investors’ Representative, which is an affiliate of William H. Berkman, has the ability to select a majority of the Nominating and Corporate Governance Committee. See “Certain Relationships and Related Party Transactions – Shareholders Agreement – Founder Directors.”

The Nominating and Corporate Governance Committee is currently comprised of four members: Paul A. Gould, Noam Gottesman, Nick Advani and Ashley Leeds. The Nominating and Corporate Governance Committee is chaired by Paul A. Gould. The Board has reviewed the background, experience and independence of the Nominating and Corporate Governance Committee members. Based on this review, the Board has determined that each member meets the independence requirements of the Nasdaq Governance Standards.

Meeting Attendance

During 2020, each director attended at least 75% of the meetings of the Board and meetings of each committee of the Board on which he or she served for the period in which he or she served. The Board does not have a formal policy with respect to Board member attendance at annual meetings of stockholders, but all members of the Board are encouraged to attend. We did not hold an annual meeting of stockholders in 2020.

Other Governance Matters

Role of the Board in Risk Oversight

The Board administers its role in the oversight of risk directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas. In particular, the Board monitors and assesses strategic risk exposure and the Audit Committee oversees our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices and of the Board. The Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. While each committee evaluates certain risks and oversees the management of such risks, our entire Board is regularly informed about the risks overseen by the committees through committee reports.

Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Prohibition of Hedging

Our Securities Trading Policy prohibits those employed by or associated with the Company from entering into (1) short sales of the Company’s securities, (2) transactions in publicly traded options in the Company’s securities, such as puts, calls, collars or other derivative securities, on an exchange or in any other organized market, or (3) hedging or monetization transactions or similar arrangements designed to hedge or offset any decrease in the market price of the Company’s securities.

Communications with the Board

The Board has adopted a procedure for receiving and addressing communications from our stockholders. Stockholders who wish to communicate with the Board, any group of directors, or any individual director can write to: Chairman of the Board, Radius Global Infrastructure, Inc., 3 Bala Plaza East, Suite 502, Bala Cynwyd, PA 19004. The Chairman or an officer delegated by the Chairman shall review all such correspondence and maintain a log of all such correspondence and forward to the directors copies of all correspondence that, in the opinion of the Chairman or a delegated officer, deal with the functions of the Board or committees thereof or that the Chairman or a delegated officer otherwise determine requires their attention. The Chairman or a delegated officer may screen frivolous or unlawful communications and commercial advertisements. Directors may at any time review the log.

Concerns relating to accounting, internal controls or auditing matters should immediately be brought to the attention of the Chair of the Audit Committee or his or her designee and handled in accordance with procedures established by the Audit Committee with respect to such matter.

DIRECTOR COMPENSATION

Director Compensation Table

The following table summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2020.

Name	Fees earned for fiscal year 2020 or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Michael D. Fascitelli	17,802	0	0	0	0	0	17,802
Noam Gottesman	6,676	0	0	0	0	0	6,676
William D. Rahm	0	0	0	0	0	0	0
Paul A. Gould	22,253	150,000	0	0	0	0	172,253
Antoinette Cook Bush	11,126	150,000	0	0	0	0	161,126
Thomas C. King	22,253	150,000	0	0	0	0	172,253
Nick S. Advani	17,496	150,000	0	0	0	0	167,496
Ashley Leeds	2,722	36,575	0	0	0	0	39,297

Director Compensation Policy

On August 20, 2020 the Board approved the non-employee director compensation policy, effective February 10, 2020, pursuant to which each of the independent directors is eligible to receive annual director fee compensation with a total value of $150,000 (prorated for any partial year of service) with up to 50% of such compensation value in cash and at least 50% in the form of restricted stock. Pursuant to this policy, Messrs. Advani, Gould and King and Mses. Bush and Leeds elected to receive all of such annual fee in the form of restricted shares of Class A common stock, par value $0.0001 per share (“Class A Common Shares”), the number of such shares was based on the closing price of the Company’s Class A Common Shares on the grant date. These restricted shares vested (i.e., the restriction lapsed) upon each such director’s completion of the applicable year of service on the Board on February 10, 2021. The other half of such annual fee is paid in cash in quarterly arrears; provided that each such director may elect at the beginning of each year of service (or at the beginning of such Director’s term) to receive some or all of the cash component of his or her annual director fee in the form of additional restricted Class A Common Shares subject to the same valuation and vesting criteria as the other restricted Class A Common Shares granted to such director for such year of service. The Board also approved the following annual fees, to be paid in quarterly arrears, for service on committees of the Board (also prorated for any partial year of service): $25,000 for the chair of the Audit Committee and $12,500 for other members of the Audit Committee; $20,000 for the chair of the Compensation Committee and $10,000 for other members of the Compensation Committee; and $15,000 for the Chair of the Nominating and Corporate Governance Committee and $7,500 for other members of the Nominating and Corporate Governance Committee. Messrs. Fascitelli and Gottesman elected not to receive the annual director fee compensation in respect of their services on the Board for 2020. Mr. Rahm elected not to receive compensation in respect of his service on the Board so long as any of the Centerbridge Entities are investors in the Company.

Additionally, the Company will reimburse each director for travel, hotel and other expenses incurred in connection with performing his or her duties as a director.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2021 and is asking stockholders to ratify this appointment at the Annual Meeting.

KPMG has audited our financial statements annually beginning with 2020 and has audited the financial statements of the APW Group for the years ended December 31, 2019 and 2018 as well as the financial statements of Landscape Acquisition Holdings Limited as of October 31, 2019 and 2018 in accordance with Public Company Accounting Oversight Board standards in connection with our listing on the Nasdaq, but KPMG has audited the financial statements of the APW Group annually since 2016 including the audits of the APW Group for the years ended December 31, 2018, 2017 and 2016 for re-admission to the London Stock Exchange in 2020. A representative of KPMG is expected to attend this year’s Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board to select KPMG as our independent registered public accounting firm for 2021, the Audit Committee determined that retention of KPMG is in the best interests of us and our stockholders. Information regarding fees billed by KPMG for our 2020 and 2019 fiscal years is set forth under “Relationship with Independent Registered Public Accounting Firm” below.

Our bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. However, we are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain KPMG, but may ultimately determine to retain KPMG as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

Relationship with Independent Registered Public Accounting Firm

The following table shows the fees that KPMG billed us for professional services rendered for 2020 and 2019 and includes audit fees expected to be billed in 2021 in connection with the audit of our financial statements as of and for the year ended December 31, 2020 (in thousands of dollars):

Fee Category	2020	2019
Audit Fees	$995	$813
Audit-Related Fees	$1,537	$-
Tax Fees	$1,142	$98
All Other Fees	$230	$-
Total Fees	$3,904	$911

Audit Fees

“Audit Fees” include fees for professional services provided by KPMG in connection with the audit of our annual financial statements, review of quarterly financial statements included in our quarterly reports on Form 10-Q and audits of certain of our subsidiaries’ annual financial statements required under our subsidiary debt agreements.

Audit-Related Fees

“Audit-Related Fees” includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.” Specifically, Audit-Related Fees primarily consisted of fees for professional services rendered in connection with our registration statement on Form S-4 and issuances of related consents, accounting advisory services associated with our re-admission on the London Stock Exchange and the audit of the financial statements of Landscape Acquisition Holdings Limited as of October 31, 2019 and 2018 in accordance with Public Company Accounting Oversight Board standards for inclusion in our registration statement on Form S-4.

Tax Fees

“Tax Fees” includes fees for professional services provided by KPMG for tax compliance, tax advice, and tax planning, including tax advisory services rendered in connection with the APW Acquisition.

All Other Fees

“All Other Fees” would include fees for services provided by KPMG that are not included in the other fee categories reported above.

Audit Committee Pre-Approval Policies and Procedures

KPMG provides the Audit Committee with information outlining the plan and scope of KPMG’s proposed audit services proposed to be performed during the year, which the Audit Committee reviews with KPMG and management. The Audit Committee pre-approves all services provided by KPMG, including audit services and non-audit services, to assure that they do not impair KPMG’s independence.

Audit Committee Report

The primary function of the Audit Committee is to oversee our accounting and financial reporting processes and the external audit of our financial statements on behalf of the Board. The Audit Committee operates under a written charter adopted by the Board that satisfies applicable SEC and Nasdaq standards and is available in the “Governance – Documents & Charters” section of our corporate website, www.radiusglobal.com. The Audit Committee reviews the charter and proposes necessary changes to the Board on an annual basis.

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2020 and has discussed with KPMG, our independent registered public accounting firm for the fiscal year ended December 31, 2020, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from KPMG required under the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and discussed with KPMG the latter’s independence.

On the basis of the review and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

In addition to its oversight of our corporate accounting and financial reporting process, the Audit Committee is responsible for the appointment, oversight, evaluation, and retention of our independent registered public accounting firm. In connection with this responsibility, the Audit Committee annually reviews the qualifications, performance, and independence of the independent registered public accounting firm, including the performance of the lead audit partner, and assures the regular rotation of the lead audit partner as required. In doing so, the Audit Committee considers a number of factors including, but not limited to, quality of services provided, technical expertise, knowledge of the industry, effective communication, and objectivity. The Audit Committee also considers whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

The Audit Committee has engaged KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and is seeking ratification of such engagement by our stockholders.

Audit Committee

Thomas C. King, (Chair)

Antoinette Cook Bush

Ashley Leeds

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age	Appointed
William H. Berkman	Co-Chairman and Chief Executive Officer	56	February 2020
Scott G. Bruce	President	59	February 2020
Richard I. Goldstein	Chief Operating Officer	60	February 2020
Glenn J. Breisinger	Chief Financial Officer and Treasurer	60	February 2020
Jay L. Birnbaum	Senior Vice President, General Counsel and Secretary	59	February 2020

William H. Berkman, Co-Chairman and Chief Executive Officer

Mr. Berkman’s biographical information is set forth under “– Proposal No. 1: Election of Directors – Nominees” above.

Scott G. Bruce, President

Scott G. Bruce, age 59, is the President of the Company. Mr. Bruce previously served as Managing Director of Associated Partners, L.P., a private investment partnership focusing on creating, operating and investing in wireless communications companies, since its inception in 2006. He also serves as the President of our subsidiary AP WIP Investments. Mr. Bruce serves as an independent director of Uniti Group, Inc., a publicly traded NASDAQ-listed company. Previously, Mr. Bruce was General Counsel and Secretary of Associated Group, Inc., a publicly traded company that owned various communications businesses, from 1994 to 2000, when it was sold to AT&T/Liberty Media. He also served as Vice President and General Counsel of Associated Communications Corporation, a publicly traded predecessor company to Associated Group, from 1992 to 1994. Prior to joining Associated Partners, Mr. Bruce practiced corporate law at Wolf, Block, Schorr and Solis-Cohen in Philadelphia, Pennsylvania from 1987 to 1992. Prior to that, he worked as an auditor in the New York office of Touche Ross & Co. (predecessor to Deloitte) from 1983 to 1985. In connection with Mr. Bruce’s responsibilities at Associated Partners, he has held various board memberships at private companies. Mr. Bruce holds an A.B. in History from Colgate University, an M.S. (Accounting) from the New York University Stern School of Business and a J.D. from the Villanova University School of Law. Mr. Bruce’s operational, management and investment expertise has been gained through years of experience as both an executive and lawyer in the telecommunications and communications infrastructure industries.

Richard I. Goldstein, Chief Operating Officer

Richard I. Goldstein, age 60, is the Chief Operating Officer of the Company. Mr. Goldstein previously served as Managing Director of Associated Partners, L.P., a private investment partnership focusing on creating, operating and investing in wireless communications companies, since its inception in 2006. He also serves as the Chief Operating Officer of our subsidiary AP WIP Investments. Mr. Goldstein currently also serves as lead director of Franklin Square Energy Partners, a position he has held since March 2015. Mr. Goldstein also serves as a member of the board of directors of FS KKR Capital Corp. and FS KKR II Capital Corp. Prior to joining Associated Partners, Mr. Goldstein was vice president of Associated Group, Inc., or AGI, publicly traded owner and operator of communications-related businesses and assets. While at AGI, he was responsible for operating AGI’s cellular telephone operations. Mr. Goldstein has served as a director of Ubicquia since 2017. Mr. Goldstein served as a director of Intellon Corporation prior to its acquisition by Atheros Communications, Inc. Mr. Goldstein received a B.S. in Business and Economics from Carnegie Mellon University and received training at the Massachusetts Institute of Technology in Management Information Systems. Mr. Goldstein has extensive experience as a senior executive and in negotiating investment transactions in a variety of industries, including in the energy industry.

Glenn J. Breisinger, Chief Financial Officer and Treasurer

Glenn J. Breisinger, age 60, is the Chief Financial Officer and Treasurer of the Company. Mr. Breisinger previously served as the Chief Financial Officer of Associated Partners, L.P., a private investment partnership focusing on creating, operating and investing in wireless communications companies, since its inception in 2006, as well as the Chief Financial Officer of Liberty Associated Partners, LP since 2000. He also serves as the Chief Financial Officer of our subsidiary AP WIP Investments. He formerly served as the Chief Financial Officer of ChemImage Corporation, as well as a member of the Board of Directors of PEG Bandwidth, LLC. Mr. Breisinger was the Assistant Secretary and Assistant Treasurer of Associated Group, Inc., a publicly traded company that owned various communications businesses, from 1994 to 2000. Mr. Breisinger served as Chief Financial Officer of domestic cellular telephone operations for Associated Communications Corporation from 1993 to 1994. From 1982 to 1993, Mr. Breisinger was employed by Ernst & Young, most recently as a Senior Manager where he was responsible for the coordination of professional services in the areas of assurance, accounting, federal and state income tax services, and management consulting. Mr. Breisinger is a Certified Public Accountant and holds a Bachelor of Science degree in Business Administration from Duquesne University.

Jay L. Birnbaum, Senior Vice President, General Counsel and Secretary

Jay L. Birnbaum, age 59, is the Senior Vice President, General Counsel and Secretary of the Company. Mr. Birnbaum previously served as General Counsel of the portfolio companies of Associated Partners, L.P., a private investment partnership focusing on creating, operating and investing in wireless communications companies, since 2011. In 2011 Mr. Birnbaum started his own legal practice, EMG Legal Services, providing outside general counsel services for telecommunications, green energy, and technology companies as well as private equity investors. This included serving as the general counsel for the APW Group as well as other portfolio companies of Associated Partners, PEG Bandwidth, LLC and AP Towers, LLC.

Mr. Birnbaum became an employee of AP Service Co., an affiliate of Associated Partners, in 2014 and continued to serve as general counsel of these companies. Previously, Mr. Birnbaum was the Senior Vice President and General Counsel of Current Group, LLC, a portfolio company of Associated Partners and a developer of broadband over power line and electric distribution smart grid technologies. Prior to that Mr. Birnbaum spent nearly 15 years in private law practice in Washington, DC specializing in telecommunications, first as an associate at what is now Arent Fox LLP and then at Skadden, Arps, Slate Meagher & Flom LLP, where he became a partner and co-head of that firm’s communications practice focused on domestic and international transactional, regulatory and legislative matters involving the telecommunications industry.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our named executive officers (“NEOs”) who are named in the “Summary Compensation Table” below. As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. Prior to the completion of our acquisition of the APW Group (the “APW Acquisition”) on February 10, 2020 (the “Acquisition Closing Date”), we did not have any executive officers. In 2020, our NEOs and their positions were as follows:

•	William H. Berkman, our Co-Chairman and Chief Executive Officer;

•	Scott G. Bruce, our President; and

•	Richard I. Goldstein, our Chief Operating Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2020 and 2019:

Name and principal position	Year	Salary(1)	Bonus(2)	Stock Awards (3)	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation	All Other Compensation(4)	Total ($)
William H. Berkman	2020	$476,136	$562,500	$19,158,118	$0	$0	$0	$60,247	$20,257,001
Co-Chairman and Chief Executive Officer	2019	$61,037	$0	$0	$0	$0	$0	$8,400	$69,437
Scott G. Bruce	2020	$730,980	$337,500	$8,291,113	$0	$0	$0	$33,875	$9,393,468
President	2019	$550,000	$375,000	$0	$0	$0	$0	$8,400	$933,400
Richard I. Goldstein	2020	$732,277	$337,500	$8,291,113	$0	$0	$0	$42,619	$9,403,509
Chief Operating Officer	2019	$550,000	$375,000	$0	$0	$0	$0	$8,400	$933,400

(1)	Amounts in this column for 2019 represent base salary earned by each NEO and paid by Associated Group Management, LLC, the former managing entity of the APW Group.
(2)	Amounts in this column for 2019 represent discretionary bonus payments made by Associated Group Management.
(3)

The amounts in the Stock Awards column reflect the aggregate grant date fair value of time-based awards and performance-based restricted stock units, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s audited financial statements for the year ended December 31, 2020. The amounts disclosed in this column for 2020 consist of a combination of (i) Series A LTIP Units (as defined the Equity Plan) that vest over three years following grant (“Three-Year Time-Vesting Series A LTIP Units”) along with an equal number of Class B Common Shares, (ii) Series A LTIP Units that vest over five years following grant (“Five-Year Time-Vesting Series A LTIP Units” and, together with the Three-Year Time-Vesting Series A LTIP Units, the “Time-Vesting Series A LTIP Units”) along with an equal number of Class B Common Shares, (iii) Series A LTIP Units that vest based on the attainment of certain share price hurdles over three and seven years (“Performance-Vesting Series A LTIP Units”) along with an equal number of Class B Common Shares, and (iv) Series B LTIP Units (as defined in the Equity Plan) that vest based on the attainment of certain share price hurdles over nine years (“Performance-Vesting Series B LTIP Units”) along with an equal number of Series B Founder Preferred Shares. For a discussion of the LTIP and the long-term incentive awards granted to our named executive officers in 2020, see “—Executive Compensation Arrangements with our NEOs — Employment Agreements — Equity Incentive Compensation.”

The following table sets forth the Initial Awards granted to each NEO on February 10, 2020 pursuant to the Employment Agreements.

Name	Award Type	2020 LTIP Award
William H. Berkman	Five-Year Time-Vesting Series A LTIP Units	$5,765,901
	Performance-Vesting Series A LTIP Units	$5,765,893
	Performance-Vesting Series B LTIP Units	$7,626,324

Scott G. Bruce	Three-Year Time-Vesting Series A LTIP Units	$915,200
	Five-Year Time-Vesting Series A LTIP Units	$3,456,586
	Performance-Vesting Series A LTIP Units	$3,456,577
	Performance-Vesting Series B LTIP Units	$462,750

Richard I. Goldstein	Three-Year Time-Vesting Series A LTIP Units	$915,200
	Five-Year Time-Vesting Series A LTIP Units	$3,456,586
	Performance-Vesting Series A LTIP Units	$3,456,577
	Performance-Vesting Series B LTIP Units	$462,750

(4)

Amounts in this column for 2020 include: (i) Company matching contributions to the 401(k) plan, and (ii) life, medical, dental, vision, long and short term disability, and life insurance premiums and health savings account contributions paid by the Company. Amounts in this column for 2019 represent matching contributions made by Associated Group Management under the Associated Group Fund Management 401(k) Plan, which was Associated Group Management’s tax-qualified defined contribution plan.

Executive Compensation Arrangements with our NEOs

The following is a summary of the material compensatory arrangements between the Company and its NEOs.

Employment Agreements

Each of our NEOs is subject to an employment agreement (each, an “Employment Agreement”) with the Company and APW OpCo, which became effective February 10, 2020. The base salary of our NEOs is subject to annual review and increase (but not decrease), as determined by the Board (or a duly authorized committee thereof). Each NEO is also eligible to receive an annual bonus based on a target percentage of base salary set by the Board (or a duly authorized committee thereof), subject to the achievement of financial and other performance targets determined by the Compensation Committee.

The following table sets forth the base salary and bonus target percentages for the fiscal year ending December 31, 2020 for the executive officers of the Company:

Name	Year	Salary	Bonus Target Percentage (1)
William H. Berkman	2020	$500,000	75.0%
Scott G. Bruce	2020	$700,000	32.5%
Richard I. Goldstein	2020	$700,000	32.5%

(1)

For the fiscal year ending December 31, 2020, each NEO is entitled to receive an annual bonus that is guaranteed at no less than target, subject to such NEO’s continued employment through the end of such fiscal year.

Equity Incentive Compensation

Pursuant to the Employment Agreements, the Company granted each NEO an initial award (each, an “Initial Award”) of LTIP Units and, in tandem with the LTIP Units, shares of Class B common stock, par value $0.0001 (“Class B Common Shares”), and/or shares of preferred stock, par value $0.0001 per share, of the Company designated as Series B Founder Preferred Stock (the “Series B Founder Preferred Shares”) (collectively, the “Tandem Shares”), subject to the terms and conditions of the applicable award agreement, pursuant to the Radius Global Infrastructure, Inc. 2020 Equity Incentive Plan, as amended and restated as of October 2, 2020 (the “Equity Plan”), which is described under the section entitled “– Radius Global Infrastructure, Inc. 2020 Equity Incentive Plan.” LTIP Units are redeemable for Class A Common Shares pursuant to the APW LLC Operating Agreement, as described under “Certain Relationships and Related Party Transactions – APW OpCo LLC Agreement.” The Initial Awards consist of a combination of (i) Series A LTIP Units (as defined the Equity Plan) that vest pro rata over three years following grant (“Three-Year Time-Vesting Series A LTIP Units”) along with an equal number of Class B Common Shares, (ii) Series A LTIP Units that vest pro rata over five years following grant (“Five-Year Time-Vesting Series A LTIP Units” and, together with the Three-Year Time-Vesting Series A LTIP Units, the “Time-Vesting Series A LTIP Units”) along with an equal number of Class B Common Shares, (iii) Series A LTIP Units that vest based on the attainment of certain share price hurdles over seven years (“Performance-Vesting Series A LTIP Units”) along with an equal number of Class B Common Shares, and (iv) Series B LTIP Units (as defined in the Equity Plan) that vest based on the attainment of certain share price hurdles over nine years (“Performance-Vesting Series B LTIP Units”) along with an equal number of Series B Founder Preferred Shares. The Tandem Shares are subject to the same vesting and forfeiture conditions as the related LTIP Units.

The following table sets forth the Initial Awards granted to each NEO on February 10, 2020 pursuant to the Employment Agreements.

Name	Award Type	Number of LTIP Units
William H. Berkman	Five-Year Time-Vesting Series A LTIP Units	693,017
	Performance-Vesting Series A LTIP Units	693,016
	Performance-Vesting Series B LTIP Units	1,236,033

Scott G. Bruce	Three-Year Time-Vesting Series A LTIP Units	110,000
	Five-Year Time-Vesting Series A LTIP Units	415,455
	Performance-Vesting Series A LTIP Units	415,454
	Performance-Vesting Series B LTIP Units	75,000

Richard I. Goldstein	Three-Year Time-Vesting Series A LTIP Units	110,000
	Five-Year Time-Vesting Series A LTIP Units	415,455
	Performance-Vesting Series A LTIP Units	415,454
	Performance-Vesting Series B LTIP Units	75,000

Time-Vesting Series A LTIP Units. The Three-Year Time-Vesting Series A LTIP Units vest 33.33% on each anniversary of the grant date and the Five-Year Time-Vesting Series A LTIP Units vest 20% on each anniversary of the grant date, in each case, subject to the executive officer’s continued employment on such vesting date.

Performance-Vesting Series A LTIP Units. Performance-Vesting Series A LTIP Units are subject to both time and performance-based vesting conditions and will only become vested upon satisfaction of both applicable time and performance-based vesting conditions. The time-based vesting conditions will be satisfied with respect to 50% of the Performance-Vesting Series A LTIP Units on each of the third and seventh anniversaries of the grant date, in each case, subject to the executive officer’s continued employment on such date. The performance-based vesting criteria will be satisfied as follows: (i) 25% of the Performance-Vesting Series A LTIP Units will vest if the 10-day VWAP (as defined in the applicable award agreement) during the last 10 trading days of any year ending on or prior to December 31, 2027 equals at least $11.50 per Class A Common Share; (ii) an additional 25% of the Performance-Vesting Series A LTIP Units (i.e., 50% in the aggregate) will vest if the 10-day VWAP during the last 10 trading days of any year ending on or prior to December 31, 2027 equals at least $13.50 per Class A Common Share,; (iii) an additional 25% of the Performance-Vesting Series A LTIP Units (i.e., 75% in the aggregate) will vest if the 10-day VWAP during the last 10 trading days of any year ending on or prior to December 31, 2027 equals at least $15.50 per Class A Common Share; and (iv) an additional 25% of the Performance-Vesting Series A LTIP Units (i.e., 100% in the aggregate) will vest if the 10-day VWAP during the last 10 trading days of any year ending on or prior to December 31, 2027 equals at least $17.50 per Class A Common Share. The performance period for Performance-Vesting Series A LTIP Units expires on December 31, 2027 and any Performance-Vesting Series A LTIP Units that have not satisfied both the applicable time-based and performance-based vesting conditions as of such date will be canceled and forfeited.

Performance-Vesting Series B LTIP Units. Performance-Vesting Series B LTIP Units are subject to both time-based and performance-based vesting conditions, subject to the NEO’s continued employment and will only become vested upon satisfaction of both applicable time and performance-based vesting conditions. The performance-based vesting criteria will be satisfied with respect to a pro rata portion of the Performance-Vesting Series B LTIP Units if the 10-day VWAP during the last 10 trading days of any year ending on or prior to December 31, 2029 exceeds $10.00 per Class A Common Share, with 0% vesting at $10.00 per Class A Common Share, and linear vesting through and until 100% vesting at $20.00 per Class A Common Share. For example, if the 10-day VWAP during the last 10 trading days of the year ending December 31, 2020 is $14.00 per Class A Common Share, 40% of the Performance-Vesting Series B LTIP Units vest on such date. If the 10-day VWAP during the last 10 trading days of the year ending December 31, 2021 is then $13.00 per Class A Common Share, there is no additional vesting on such date. If the 10-day VWAP during the last 10 trading days of the year ending December 31, 2022 is then $15.00 per Class A Common Share, an additional 10% of the Performance-Vesting Series B LTIP Units vest on such date (such that 50% has vested in the aggregate). The performance period for Performance-Vesting Series B LTIP Units expires on December 31, 2029 and any Performance-Vesting Series B LTIP Units that have not satisfied both applicable time-based and performance-based vesting conditions as of such date will be canceled and forfeited.

Termination of Employment; Change in Control. Under the applicable award agreement, in the event of an executive officer’s termination of employment (not in connection with a Change in Control (as defined in the Equity Plan)), that officer’s outstanding LTIP Units will be treated as follows:

•	in the event of a termination for Cause or resignation without Good Reason (each, as defined in the Equity Plan), any unvested LTIP Units (and related Tandem Shares) will be forfeited;

•	in the event of a termination of employment without Cause or resignation for Good Reason, all LTIP Units will vest in full; and

•

in the event of a termination due to death or disability, (i) in the case of Time-Vesting Series A LTIP Units, accelerated vesting of a portion of the LTIP Units for the one-year period on which the termination occurs, plus an additional year of vesting (i.e., an additional 40% for Five-Year Time-Vesting Series A LTIP Units and an additional 66.6% for Three-Year Time-Vesting Series A LTIP Units), (ii) in the case of Performance-Vesting Series A LTIP Units, accelerated vesting of the time-based vesting condition based on the portion of the year elapsed through the date of the termination, plus an additional year of vesting, and awards remain subject to performance hurdles and (iii) in the case of Performance-Vesting Series B LTIP Units, accelerated vesting of all LTIP Units.

Under the applicable award agreement, in the event of a Change in Control, an executive officer’s outstanding LTIP Units will be treated as follows:

•	all Time-Vesting Series A LTIP Units and Performance-Vesting Series B LTIP Units will vest in full upon such Change in Control; and

•

to the extent outstanding Performance-Vesting Series A LTIP Units are assumed or substituted by the successor entity, the performance-based vesting criteria will be deemed satisfied upon such Change in Control and the Performance-Vesting Series A LTIP Units will remain outstanding and subject to only time-based vesting conditions; provided that if following such Change in Control the executive is terminated within twelve months without cause, for good reason or due to death or disability, such awards will accelerate. If the outstanding Performance-Vesting Series A LTIP Units are not assumed or substituted by the successor entity, then all such LTIP Units will vest in full upon such Change in Control.

Voting Rights and Transferability. The NEOs have voting rights with respect to their Tandem Shares that correspond to their LTIP Units immediately upon the grant date regardless of whether vested or unvested. Vested and unvested LTIP Units are transferable, except that unvested LTIP Units are not transferable within the two-year period following grant.

Severance

In the event of certain terminations of employment, each NEO is eligible to receive the following severance benefits pursuant to such NEO’s Employment Agreement:

•

in the event of a termination due to death or disability, (i) payment of a pro rata portion of the annual bonus in respect of the fiscal year of termination based on the number of days elapsed in such year through the termination date and actual achievement of applicable company performance goals (the “Pro Rata Bonus Payment”), (ii) payment of any earned, but unpaid bonus, (iii) payment of monthly COBRA premiums for a period of eighteen months following termination (or, in the case of Mr. Berkman, twenty-four months) (the “COBRA Equivalent Payment”), (iv) vesting of the time-based component of all outstanding Company equity-based awards based on the number of full or partial years that have elapsed between the applicable grant date and the termination date, plus one additional year of service and (v) in the case of Mr. Berkman only, full vesting of all outstanding Performance-Vesting Series B LTIP Units and related Tandem Shares;

•

in the event of a termination by the Company other than for Cause, due to death or disability, or by the executive officer with good reason (each, a “Qualifying Termination”), in each case other than during the twelve-month period following a Change in Control (as defined in the applicable Employment Agreement), (i) a payment equal to one-times (or, in the case of Mr. Berkman only, two-times) the sum of (x) the base salary and (y) the annual bonus earned in respect of the prior fiscal year (the “Prior Year Bonus”), (ii) the Pro Rata Bonus Payment, (iii) payment of any earned, but unpaid bonus, (iv) payment of the COBRA Equivalent Payment and (v) full accelerated vesting of the officer’s Initial Award (any other Company equity-based awards will be treated in accordance with the applicable award agreements); and

•

in the event of (x) a termination by the Company in anticipation of a Change in Control or (y) a Qualifying Termination during the twelve-month period following a Change in Control, (i) a payment equal to two times the sum of (x) the base salary and (y) the Prior Year Bonus, (ii) payment of a pro rata portion of the target bonus based on the number of days elapsed in the fiscal year of termination through the termination date, (iii) payment of any earned, but unpaid bonus, (iv) payment of the COBRA Equivalent Payment and (v) full accelerated vesting of all LTIP Units, Tandem Shares and other Company equity-based awards.

The foregoing severance payments and benefits are conditioned upon the NEO’s execution and delivery of a release of claims. The NEOs are subject to twelve-month (or, in the case of Mr. Berkman only, twenty-four month) non-competition and non-solicitation covenants following a termination of employment, and perpetual confidentiality and mutual non-disparagement covenants.

Radius Global Infrastructure, Inc. 2020 Equity Incentive Plan

Administration

The Equity Plan is administered by the Compensation Committee. Subject to the terms of the Equity Plan, the Compensation Committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, adjust the term and conditions of any such award, alter administrative rules, guidelines and practices governing the Equity Plan as it deems advisable, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the Equity Plan, construe and interpret the Equity Plan and award agreements, and correct default, supply omissions or reconcile inconsistencies therein and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the Equity Plan.

Eligibility

The Equity Plan is discretionary and enables the Compensation Committee to grant awards to any director, officer, employee, advisor, consultant of the Company or any of its subsidiaries or affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its subsidiaries or affiliates, although the current practice of the Compensation Committee is that awards be granted only to directors and employees.

Maximum Shares

Subject to adjustment, the maximum number of shares of Company stock (either Class B Common Shares or Series B Founder Preferred Shares) that may be issued or paid under or with respect to all awards granted under the Equity Plan is 13,500,000, in the aggregate. Class B Common Shares are issuable only in tandem with Series A LTIP Units or upon the conversion of the Series B Founder Preferred Shares and Series B Founder Preferred Shares are issuable only in tandem with Series B LTIP Units. The number of shares remaining available for issuance will be increased by the number of shares with respect to which awards granted under our Equity Plan are forfeited or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares. Awards issued in substitution for awards previously granted by a company acquired by the Company or any of its affiliates, or with which the Company or any of its affiliates combines, do not reduce the limit on grants of awards under the Equity Plan. As of December 31, 2020, there were 9,735,462 shares of Company stock subject to outstanding awards granted under the Equity Plan.

Awards

Under the Equity Plan, the Compensation Committee is authorized to grant stock options, stock appreciation rights, restricted stock, stock units, other equity-based awards and cash incentive awards. Awards may be subject to a combination of time and performance-based vesting conditions, as may be determined by the Compensation Committee. Except as otherwise provided by the Compensation Committee or set forth in an award agreement, awards are not transferable except by will or by laws of descent and distribution. In no event may any award be transferred to a third party in exchange for value without the consent of the Company’s shareholders prior to vesting.

Minimum Vesting Conditions

Except for certain limited situations (including death, disability, retirement, a Change in Control, grants to new hires to replace forfeited compensation, grants representing payment of achieved performance goals or that vest upon the satisfaction of performance goals or other incentive compensation, substitute awards, grants to non-employee directors or replacement of previously outstanding awards), all awards granted under the Equity Plan are subject to a minimum vesting period of one year (the “Minimum Vesting Condition”); provided that such Minimum Vesting Condition will not be required on the Initial Awards or awards covering, in the aggregate a number of shares not to exceed 5% of the maximum share pool limit.

Change in Control

Unless otherwise determined by the Compensation Committee, in the event of a Change in Control, awards will remain outstanding; provided, however, that upon an involuntary termination of employment of the participant (other than for Cause or due to death or disability) during the twelve-month period following a Change in Control, the participant’s awards will become fully vested and all applicable restrictions will lapse. Notwithstanding the foregoing, in the event that the successor in a Change in Control does not assume or substitute the outstanding awards, then all such awards will vest in full upon such Change in Control.

Adjustments

The Compensation Committee may make such adjustments to awards as it considers appropriate to preserve their value in the event of an extraordinary dividend, recapitalization, stock split, spin-off or any other event that constitutes an equity restructuring, including adjustments to the terms of (i) the number of shares with respect to which awards may be granted under the Equity Plan and (ii) the terms of outstanding awards (including adjustments to exercise prices of options and other affected terms of awards).

Term; Amendments

The Equity Plan will remain in effect for ten years following February 10, 2020, the closing date of the APW Acquisition, unless terminated earlier by the Board. The Compensation Committee may amend the Equity Plan as it considers appropriate, subject to the written consent of participants if such changes adversely affect the participants’ outstanding awards. Shareholder approval is required to increase the permitted dilution limits and change eligibility requirements.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by our NEOs that were outstanding as of December 31, 2020:

Name	Equity Incentive Plan Awards: Number Of Unearned Shares, Units Or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested(1)
William H. Berkman
Series A LTIP Units	1,386,033	$17,810,524
Series B LTIP Units	1,236,033	$15,883,024
Scott G. Bruce
Series A LTIP Units	940,909	$12,090,681
Series B LTIP Units	75,000	$963,750
Richard I. Goldstein
Series A LTIP Units	940,909	$12,090,681
Series B LTIP Units	75,000	$963,750
(1)

For a discussion of the earning and vesting of the long-term incentive awards granted to our named executive officers in 2020, see “—Executive Compensation Arrangements with our NEOs — Employment Agreements — Equity Incentive Compensation.”

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 with respect to shares of our common stock that may be issued under our existing equity compensation plans:

	Number of Shares to be Issued upon Exercise of Outstanding Equity Awards	Weighted Average Exercise Price of Outstanding Stock Options		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation plans approved by security holders	0	$0.00		0
Equity compensation plans not approved by security holders	13,500,000	$7.84	(1)	3,764,538
Total	13,500,000	$7.84		3,764,538

(1)Represents the weighted average exercise price of outstanding stock options.

Retirement Plans

The Associated Group Fund Management 401(k) Plan (the “AP 401(k) Plan”), which terminated in March 2020, provided non-discretionary matching contributions up to 3% of an employee’s eligible compensation up to the compensation limitation applicable to tax-qualified plans ($285,000 in 2020). Participants were immediately vested in the matching contributions. In connection with the APW Acquisition, each NEO became employed by APW OpCo and transferred such NEO’s account balance under the AP 401(k) Plan to APW OpCo’s tax-qualified defined contribution plan.

As of December 31, 2020, none of the NEOs participated in any defined benefit pension plans or nonqualified deferred compensation plans.

Potential Payments Upon a Termination or Change in Control

Each NEO is party to an employment agreement with the Company and APW OpCo that is described in the section entitled “– Executive Compensation Arrangements with the Company’s Executive Officers – Employment Agreements” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our voting stock as of March 29, 2021, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our outstanding shares of voting stock;

•	each of our directors;

•	each of our NEOs; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director, or executive officer is determined in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 29, 2021 through the exercise of any stock option or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of stock held by that person.

The percentage of shares beneficially owned is computed as of March 29, 2021 on the basis of (i) 61,209,442 shares of our Class A common stock outstanding, (ii) 11,611,769 shares of our Class B common stock outstanding, (iii) 1,600,000 shares of our Series A Founder Preferred stock outstanding and (iv) 1,386,033 shares of our Series B Founder Preferred stock outstanding. Shares of our stock that a person has the right to acquire within 60 days of March 29, 2021 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but not for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. In addition, beneficial ownership of shares of our Class A common stock below does not reflect any impact of a redemption by a holder of shares of Class B common stock as the Company retains the right to determine whether to redeem shares of Class B common stock for cash or shares of Class A common stock. Except as set forth below, the address for each beneficial owner listed is c/o Radius Global Infrastructure, Inc., 660 Madison Avenue, Suite 1435, New York, NY 10065.

Name of Beneficial Owner	Shares Beneficially Owned (#)								Percentage of Total Voting Power (%)
	Class A		Class B		Series A Founder Preferred		Series B Founder Preferred
	Shares	%	Shares	%	Shares	%	Shares	%
5% Stockholders:
Centerbridge Partners, L.P.(1) 375 Park Avenue, 11th Flr., New York, NY 10152	10,000,000	16.4	—	—	—	—	—	—	14.6
DKLDO V Trading Subsidiary LP(2) c/o Davidson Kempner Capital Management LP 520 Madison Avenue, 30th Floor, New York, New York 10022	9,663,665	15.3	—	—	—	—	—	—	13.7
Third Point LLC(3) 55 Hudson Yards, New York, New York 10001	6,000,000	9.6	—	—	—	—	—	—	8.6
Monarch Alternative Capital LP(4) 535 Madison Avenue New York, New York 10022	5,766,762	9.4	—	—	—	—	—	—	8.4
Alyeska Investment Group, L.P.(5) 77 W Wacker Dr., Ste. 700, Chicago, IL 60601	3,730,104	6.1	—	—	—	—	—	—	5.4
Imperial Landscape Sponsor LLC(6) 888 7th Avenue, 27th Floor, New York, NY 10019	3,833,290	6.2	—	—	800,000	50.0	—	—	6.7
TOMS Acquisition II LLC(7) 450 W. 14th Street, 13th Floor, New York, NY 10014	2,701,633	4.4	—	—	800,000	50.0	—	—	5.0
Named Executive Officers and Directors:
William H. Berkman	—	—	1,434,917	25.1	—	—	332,060	89.2	2.6
Scott G. Bruce(8)	70,521	*	692,845	12.1	—	—	20,149	5.4	1.1
Richard I. Goldstein	70,521	*	119,758	2.1	—	—	20,149	5.4	*
Michael D. Fascitelli(6)	3,833,290	6.2	—	—	800,000	50.0	—	—	6.7
Noam Gottesman(7)	3,571,307	5.8	—	—	800,000	50.0	—	—	6.3
William D. Rahm	—	—	—	—	—	—	—	—	—
Paul A. Gould	18,160	*	16,347	*	—	—	—	—	*
Antoinette Cook Bush	18,160	*	—	—	—	—	—	—	*
Thomas C. King	18,160	*	—	—	—	—	—	—	*
Nick S. Advani	18,160	*	—	—	—	—	—	—	*
Ashley Leeds	3,850	*	—	—	—	—	—	—	*
All executive officers and directors as a group (13 persons)	7,622,128	12.2	2,382,201	39.2	1,600,000	100.0	372,358	100.0	17.3
*	Indicates beneficial ownership of less than 1% of the total outstanding class of stock or voting power, as applicable.

(1)

Based on information provided in a Schedule 13G filed on February 3, 2021 by (i) Centerbridge Partners Real Estate Fund, L.P., a Delaware limited partnership (“CPREF”), with respect to the Class A Common Shares beneficially owned by it; (ii) Centerbridge Partners Real Estate Fund SBS, L.P., a Delaware limited partnership (“CPREF SBS”), with respect to the Class A Common Shares beneficially owned by it; (iii) Centerbridge Special Credit Partners III, L.P., a Delaware limited partnership (“SC III”), with respect to the Class A Common Shares beneficially owned by it; (iv) Centerbridge Partners Real Estate Associates, L.P., a Delaware limited partnership (“CPREF Associates”), with respect to the Class A Common Shares beneficially owned by it; (v) CPREF Cayman GP Ltd., a Cayman Islands exempted limited company (“CPREF Cayman GP”), with respect to the Class A Common Shares beneficially owned by it; (vi) CCP SBS GP, LLC, a Delaware limited liability company (“CCP SBS GP”), with respect to the Class A Common Shares beneficially owned by it; (vii) Centerbridge Special Credit Partners General Partner III, L.P., a Delaware limited partnership (“CSCP III GP”), with respect to the Class A Common Shares beneficially owned by it; (viii) CSCP III Cayman GP Ltd., a Cayman Islands exempted limited company (“CSCP III Cayman GP”), with respect to the Class A Common Shares beneficially owned by it; and (ix) Jeffrey H. Aronson (“Mr. Aronson”) as a director of CPREF Cayman GP and CSCP III Cayman GP, with respect to the Class A Common Shares beneficially owned by CPREF Cayman GP, CPREF Associates, CPREF, CSCP III Cayman GP, CSCP III GP and SC III, and as managing member of CCP SBS GP, with respect to the Class A Common Stock beneficially owned by CCP SBS GP and CPREF SBS.

(2)

Based on information provided in a Schedule 13G/A filed on February 11, 2021 by Davidson Kempner Capital Management LP, DKLDO V Trading Subsidiary LP, and Anthony A. Yoseloff (the “Davidson Kempner Group”). The Davidson Kempner Group are the beneficial owners of 7,581,530 Class A Common Shares and hold warrants to purchase 2,082,125 Class A Common Shares (exercisable within 60 days), collectively constituting beneficial ownership of 9,663,655 Class A Common Shares. The Davidson Kempner Group has shared voting power with respect to 9,663,655 Class A Common Shares and shared dispositive power with respect to 9,663,655 Class A Common Shares.

(3)

Based on information provided in a Schedule 13G filed on February 12, 2021 by Third Point LLC and Daniel S. Loeb (the “Third Point Group”). The Third Point Group are the beneficial owners of 4,500,000 Class A Common Shares and hold warrants to purchase 1,500,000 Class A Common Shares (exercisable within 60 days), collectively constituting beneficial ownership of 6,000,000 Class A Common Shares. The Third Point Group has shared voting power with respect to 6,000,000 Class A Common Shares and shared dispositive power with respect to 6,000,000 Class A Common Shares.

(4)

Based on information provided in a Schedule 13G filed on February 10, 2021 by Monarch Alternative Capital LP, MDRA GP LP, and Monarch GP LLC (the “Monarch Group”). The Monarch Group are the beneficial owners of 5,450,894 Class A Common Shares and hold warrants to purchase 315,868 Class A Common Shares (exercisable within 60 days), collectively constituting beneficial ownership of 5,766,762 Class A Common Shares. The Monarch Group has shared voting power with respect to 5,766,762 Class A Common Shares and shared dispositive power with respect to 5,766,762 Class A Common Shares.

(5)

Based on information provided in a Schedule 13G filed on February 16, 2021 by Alyeska Investment Group, L.P., Alyeska Fund GP, LLC, and Anand Parekh (the “Alyeska Group”). The Alyeska Group are the beneficial owners of 3,378,170 Class A Common Shares and hold warrants to purchase 351,934 Class A Common Shares (exercisable within 60 days), collectively constituting beneficial ownership of 3,730,104 Class A Common Shares. The Alyeska Group has shared voting power with respect to 3,730,104 Class A Common Shares and shared dispositive power with respect to 3,730,104 Class A Common Shares.

(6)

Based on information provided in a Schedule 13D filed on February 10, 2021 by (i) by Michael D. Fascitelli, a United States citizen (“Fascitelli”), and (ii) Imperial Landscape Sponsor LLC, a Delaware limited liability company (“Imperial”). Fascitelli and Imperial may be deemed to each beneficially own and have shared power to vote, or to direct the vote, and shared power to dispose, or to direct the disposition of, an aggregate of 3,833,290 shares of Class A Common Stock. This amount consists of (a) 2,366,624 shares of Class A Common Stock held directly by Imperial, (b) 800,000 shares of Series A Preferred Stock held indirectly by Imperial through the sole direct owner of the Company’s shares of Series A Founder Preferred Stock that are convertible into the same number of shares of Class A Common Stock, (c) 400,000 shares of Class A Common Stock issuable upon exercise of an aggregate of 1,200,000 Warrants held directly by Imperial and (d) 266,666 shares of Class A Common Stock issuable upon the exercise of an aggregate of 800,000 Warrants held indirectly by Imperial through the sole direct owner of the Company’s shares of Series A Founder Preferred Stock.

(7)

Based on information provided in a Schedule 13D filed on February 10, 2021 by (i) by Noam Gottesman, a United States citizen (“Gottesman”), and (ii) TOMS Acquisition II LLC, a Delaware limited liability company (“TOMS Acquisition”). Gottesman may be deemed to beneficially own and have shared power to vote, or to direct the vote, and shared power to dispose, or to direct the disposition of, an aggregate of 3,571,307 shares of Class A Common Stock. TOMS Acquisition may be deemed to beneficially own and have shared power to vote, or to direct the vote, and shared power to dispose, or to direct the disposition of, an aggregate of 2,701,633 shares of Class A Common Stock. These amounts consist of (a) 869,674 shares of Class A Common Stock held directly by Gottesman, (b) 1,234,967 shares of Class A Common Stock held directly by TOMS Acquisition, (c) 800,000 shares of Series A Preferred Stock held indirectly by TOMS Acquisition through the sole direct owner of the Company’s shares of Series A Founder Preferred Stock that are convertible into the same number of shares of Class A Common Stock, (d) 400,000 shares of Class A Common Stock issuable upon exercise of an aggregate of 1,200,000 Warrants held directly by TOMS Acquisition and (e) 266,666 shares of Class A Common Stock issuable upon the exercise of an aggregate of 800,000 Warrants held indirectly by TOMS Acquisition through the sole direct owner of the Company’s shares of Series A Founder Preferred Stock.

(8)	Reflects 573,087 shares of Class B Common Stock held by JNB Group LLC. Mr. Bruce is the Manager of JNB Group LLC and has investment power of securities held by JNB Group LLC.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following provides a description of each transaction since January 1, 2020 (and applicable related transactions), and each currently proposed transaction, not described elsewhere in this Proxy Statement (including the director and executive compensation arrangements discussed under “Director Compensation” and “Executive Compensation”), in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or is expected to exceed $120,000; and

•

any related person (as defined pursuant to SEC rules, and which includes any of our directors, executive officers, any shareholder owning more than 5% of any class of our outstanding voting securities, and any immediate family member of any of the foregoing) had or will have a direct or indirect material interest.

2017 Subscription

In November 2017, in connection with the initial placement of 48,400,000 ordinary shares (“Ordinary Shares”), no par value, of Landscape Acquisition Holdings Limited, our predecessor (“Radius BVI”), and the warrants to subscribe for Class A Common Shares (the “Warrants”) on behalf of the Company on November 20, 2017, Radius BVI issued a total of 1,600,000 series A founder preferred shares, no par value, of Radius BVI (“BVI Series A Founder Preferred Shares”) at $10 per share to TOMS Acquisition II LLC and Imperial Landscape Sponsor LLC (the “Series A Founder Entities”), entities controlled by Noam Gottesman and Michael Fascitelli (the “Series A Founders”), respectively. We also issued Warrants to the Series A Founder Entities on the basis of one Warrant per BVI Series A Founder Preferred Share. In connection with the closing of the APW Acquisition, the BVI Series A Founder Preferred Shares and related Warrants were transferred to Digital Landscape Partners Holding LLC (the “Series A Founder Preferred Holder”), an entity controlled by the Series A Founder Entities and in which Scott Bruce and Richard Goldstein each also hold a 2.85% economic (non-voting) interest.

Shareholders Agreement

On the Acquisition Closing Date, we entered into a shareholder agreement (the “Shareholders Agreement”) with the AG Group, the AG Investors’ Representative, the Series A Founder Entities and TOMS Acquisition II LLC, in its capacity as agent, proxy and attorney-in-fact for the Series A Founder Entities and the Series A Founder Preferred Holder (the “Landscape Investors’ Representative” and, together with the AG Investors’ Representative, the “Investor Representatives”) and their permitted transferees thereunder (collectively, the “Series A Group”). We refer to the AG Group, the Series A Group and their permitted transferees under the Shareholders Agreement, collectively, as the “Investors.”

Founder Directors

The Shareholders Agreement provides that, until December 31, 2028 (the “Board Designation Expiration Date”), each of the AG Investors’ Representative (on behalf of the AG Group) and the Landscape Investors’ Representative (on behalf of the Series A Founder Preferred Holder), may designate two of the four Founder Directors for election by the holders of the Founder Preferred Stock (unless an investors’ representative fails to designate, on behalf of its applicable Investors, its two Founder Directors, in which case the other investors’ representative will be entitled to designate the remaining Founder Director nominees). The Shareholders Agreement further provides that, for so long as William H. Berkman is our CEO, the AG Investors’ Representative will designate him as one of their Founder Directors (unless we receive advance notice that one of our shareholders intends to nominate one or more directors at the next meeting of shareholders, in which case Mr. Berkman may be replaced as an AG Group Founder Director effective as of such meeting). Until the Board Designation Expiration Date, each of the Investors has agreed, among other things, to vote its voting securities in accordance with the provisions in the Shareholders Agreement, and Series A Founder Preferred Holder, Scott Bruce and Richard Goldstein have irrevocably granted to and appointed the AG Investors’ Representative as their proxy to effect the foregoing voting arrangement. The remaining nominees for the Board (initially four persons) will be selected by the Nominating and Corporate Governance Committee. In addition, the AG Group has the right to select a majority of directors serving on the Nominating and Corporate Governance Committee. The Founder Directors currently serving on the Board are Michael D. Fascitelli, William H. Berkman, Noam Gottesman and William D. Rahm. Messrs. Berkman and Rahm are designees of the AG Group, and Messrs. Fascitelli and Gottesman are designees of the Series A Group.

Registration Rights

Pursuant to the Shareholders Agreement, AG Investor, Imperial Landscape Sponsor LLC and TOMS Acquisition II LLC are entitled to the following registration rights:

•

once we have been a U.S. reporting company under SEC rules for at least 12 months, (i) the right to request that we file, within 45 days of our receipt of such request, a registration statement under the Securities Act for the resale of registrable securities held by them and to have such registration statement remain effective until there are no more registrable securities and (ii) the right to require us to effect an underwritten offering subject to certain limitations; and

•

after the 30-month anniversary of the effective date of the Shareholders Agreement, provided we are a U.S. reporting company under SEC rules at that time, customary piggy-back registration rights subject to certain limitations.

Our obligations to each of AG Investor, Imperial Landscape Sponsor LLC and TOMS Acquisition II LLC, with respect to the registration of their securities will terminate on the date on which the entire amount of all voting securities of the Company owned by each of them may be sold in a single sale, in the opinion of counsel satisfactory to the Company and the Investor Representatives, without any limitation as to volume under Rule 144 of the Securities Act.

We have also agreed to indemnify each Investor and its respective affiliates, and its respective directors, officers and employees, in connection with any such registration of registrable securities pursuant to the provisions of the Shareholders Agreement from any and all losses, claims, liabilities or judgments arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any part of any registration statement that covers such registrable securities or any prospectus or other disclosure document used in connection with such registrable securities, any issuer free writing prospectus or any amendment or supplement to any of the foregoing, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, registration statement, other disclosure document or issuer free writing prospectus (in each case, unless such untrue statement or omission was made in reliance on and in conformity with information with respect to any indemnified person furnished to us in writing by the Investors expressly for use therein).

Transfer Restrictions

The Shareholders Agreement further provides that, until December 31, 2027 (the “Restricted Period”), without the prior written consent of the AG Investors’ Representative and Landscape Investors’ Representative, no Investor will make or solicit any “Transfer” (as defined in the Shareholders Agreement) of any of our equity securities owned or acquired by such Investor or its affiliates, in each case, in connection with the consummation of the APW Acquisition (provided that, in the case of Scott Bruce, Richard Goldstein and their permitted transferees, such restrictions will only apply with respect to Series B Founder Preferred Shares). Following the end of the Restricted Period, each Investor has agreed not to make or solicit any Transfer unless (i) such equity securities would not represent more than 5% of our voting securities; and (ii) to the best knowledge of such Investor, after giving effect to such Transfer, such person or group would not have record or beneficial ownership of more than 10% of our voting securities. However, the foregoing transfer restrictions will not apply to Transfers of equity securities (i) to “Permitted Transferees” (as defined in the Shareholders Agreement), (ii) to us or our subsidiaries, (iii) that the Investor acquired after the Acquisition Closing Date or (iv) up to 25% of the number of Class A Common Shares beneficially owned by such Investor or its affiliates at the Acquisition Closing Date, on a fully diluted basis.

Standstill Restrictions

The Shareholders Agreement also provides that, until December 31, 2029 (or such later date on which the investor percentage interest for the applicable “investor group” (i.e., the AG Group or the Series A Group) has been less than 5% for 180 consecutive days), subject to certain exceptions (and without prior approval of not less than a majority of the Board), no Investor will, and no Investor will permit any of its affiliates or general partners to, directly or indirectly acquire, offer to acquire, by purchase or otherwise, (i) record or beneficial ownership of any of our equity securities, or any direct or indirect right to acquire record or beneficial ownership of any of our equity securities, or (ii) any cash-settled call options or other derivative securities or contracts or instruments in any way related to the price of our equity securities. The Investors have also agreed to certain additional restrictions, including restrictions on voting their securities, applicable during the period described above and subject to certain exceptions.

Notwithstanding the foregoing, such restrictions will not apply to, among other things, (i) the acquisition of equity securities (a) by the AG Group pursuant to the APW Acquisition or the conversion of APW OpCo Units or the exchange of Class B Common Shares or Series B Founder Preferred Shares, (b) by either investor group of up to 24.9% of the Class A Common Shares (on a fully diluted basis) with respect to any investor group, (c) by either investor group pursuant to our distributions to all holders of Class A Common Shares and/or the Series A Founder Preferred Shares or (ii) certain strategic transactions.

Information Rights and Restrictions

The Shareholders Agreement also provides the Investors with certain information rights and imposes certain obligations on the Investors to keep confidential Company information and certain Investor information.

Centerbridge Agreements

Centerbridge Subscription Agreement

On November 20, 2019, we entered into the Centerbridge Subscription Agreement, with the Centerbridge Entities pursuant to which the Centerbridge Entities subscribed for $100 million of Ordinary Shares at a price of $10.00 per share in connection with, and contingent upon the consummation of, the APW Acquisition. Pursuant to the Centerbridge Subscription Agreement, the aggregate cash proceeds from the sale of the shares sold thereunder are available for general corporate purposes.

Centerbridge Director Nominee

For so long as the Centerbridge Entities hold at least 50% of the shares purchased under the Centerbridge Subscription Agreement, they are entitled to nominate one director to our Board, subject to such person’s reasonable approval by AP WIP Investments Holdings, LP (“AP Wireless”). As of December 31, 2020, the Centerbridge Entities hold 100% of such shares. William D. Rahm currently acts as the director nominee of the Centerbridge Entities on the Board.

Registration Rights

Pursuant to the Centerbridge Subscription Agreement, we agreed to register the Class A Common Shares held by the Centerbridge Entities (the “Resale Shares”) for resale under the Securities Act prior to cancelling the listing of our Ordinary Shares on the London

Stock Exchange. Accordingly, the Centerbridge Entities were named in our prospectus dated October 21, 2020 as “selling stockholders” that may, from time to time, offer and sell pursuant to such prospectus any or all of the Resale Shares owned by them.

Also pursuant to the Centerbridge Subscription Agreement, we and the Centerbridge Entities entered into a Registration Rights Agreement dated July 10, 2020 providing the Centerbridge Entities with the following registration rights, effective from and after the date on which we become a U.S. reporting company under SEC rules:

•

the right to require us to effect one underwritten offering of the Class A Common Shares held by the Centerbridge Entities each year subject to certain limitations (and provided that any such demand registration in which a Centerbridge Entity is subject to cutback in excess of 25% of the securities it requested to register shall not count as a demand registration); and

•	customary “piggy-back” rights on all registrations of sales of our equity securities, subject to certain limitations.

Our obligations to maintain an effective registration statement with respect to the sales by the Centerbridge Entities of shares acquired pursuant to the Centerbridge Subscription Agreement (or in exchange therefor) will terminate on the first date on which the Centerbridge Entities can sell all such shares under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold.

We have agreed to bear most of the costs associated with fulfilment of our registration obligations owed to the Centerbridge Entities, including all costs, expenses and fees in connection with the registration of the Resale Shares. The Centerbridge Entities, however, will bear all commissions and discounts, if any, attributable to their sale of the Resale Shares. We have also agreed to indemnify the Centerbridge Entities and their respective officers, directors, employees, advisors and agents (subject to certain limited exceptions) against liabilities that may arise from sales made by them in connection with the exercise of their registration rights.

Centerbridge Voting Agreement

On February 7, 2020, the Centerbridge Entities entered into a voting agreement (the “Centerbridge Voting Agreement”) with us, pursuant to which the Centerbridge Entities agreed to vote, for a period of one year following the closing of the APW Acquisition, all voting securities of the Company owned by them, certain of their transferees and any of their affiliates (i) in favor of any and all director nominees that are nominated by our Board’s Nominating and Corporate Governance Committee and (ii) against the removal of any such nominee that is subsequently elected to the Board who is subject to removal without cause.

APW Merger Agreement

On November 19, 2019, we entered into the Agreement and Plan of Merger (the “APW Merger Agreement”) to acquire a 91.8% interest in APW OpCo, the parent of AP Wireless, from Associated Partners for approximately $860 million less (i) debt as of June 30, 2019 of approximately $539 million, (ii) approximately $65 million to redeem a minority investor in the AP Wireless business and (iii) allocable transaction expenses of approximately $10.7 million plus (iv) cash as of June 30, 2019 of approximately $66.5 million (subject to certain limited adjustments). The acquisition was completed on the Acquisition Closing Date through a merger of LAH Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), with and into APW OpCo, with APW OpCo surviving such merger as a majority owned subsidiary of the Company (the “APW Merger”).

Following the APW Acquisition, we own 91.8% of APW OpCo, with the former partners of Associated Partners who were members of APW OpCo immediately prior to the Acquisition Closing Date and who elected to roll over their investment in APW OpCo in connection with the APW Acquisition (the “Continuing OpCo Members”) owning the remaining 8.2% interest in APW OpCo. As a result, the AP Wireless business is 100% owned by DLGI and the Continuing OpCo Members. Certain securities of APW OpCo issued and outstanding upon completion of the APW Acquisition are subject to time and performance vesting conditions. In addition, all securities of APW OpCo held by persons other than the Company are exchangeable for Class A Common Shares. If all APW OpCo securities vested and no securities have been exchanged for Class A Common Shares, we will own approximately 82.8% of APW OpCo. For more information about the APW OpCo securities, see “– APW OpCo LLC Agreement.”

Effect of the APW Merger

Pursuant to the terms of the APW Merger Agreement, by virtue of the APW Merger on the Acquisition Closing Date:

•

The APW OpCo units held by the Continuing OpCo Members, which include Paul A. Gould and certain controlled affiliates of William H. Berkman, were canceled and converted into the right to receive Class B shares, no par value, of Radius BVI (“BVI Class B Shares”), Class B Common Units and Rollover Profits Units (as defined below). Pursuant to this conversion in the APW Merger, controlled affiliates of Mr. Berkman collectively received 1,395,452 BVI Class B Shares, 1,250,431 Class B Common Units, 1,250,431 Series A Rollover Profits Units and 145,021 Series B Rollover Profits Units; and Mr. Gould received 17,597 BVI Class B Shares, 15,768 Class B Common Units, 15,768 Series A Rollover Profits Units and 1,829 Series B Rollover Profits Units.

•	The APW OpCo units held by each other former partner of Associated Partners who was a member of APW OpCo immediately prior to the Acquisition Closing Date and who elected to receive cash in exchange for their interests in APW OpCo (the “Former OpCo Members”), were canceled and converted into the right to receive a cash payment in an amount calculated pursuant to the terms of the APW Merger Agreement.

•

The limited liability company interests of Merger Sub were converted into the Carry Unit (described under “– APW OpCo LLC Agreement – Units” below) and a number of Class A Common Units equal to the number of Ordinary Shares and Series A Founder Preferred Shares issued and outstanding immediately prior to the Acquisition Closing Date. As a result, the Company became the holder of the Carry Unit and all 60,025,000 Class A Common Units.

In addition, pursuant to the APW Merger Agreement, the Company was appointed as the sole manager of APW OpCo. For more information about APW OpCo and its securities, see “– APW OpCo LLC Agreement” below.

Tax Indemnification and Insurance

On the Acquisition Closing Date, pursuant to the terms of the APW Merger Agreement and as a condition to the completion of the APW Acquisition, the Company deposited $10 million into the Tax Escrow Account (as defined below), which funds were allocated to the Former OpCo Members and the Continuing OpCo Members and accordingly reduced the consideration received by such members pursuant to the APW Merger Agreement. Pursuant to the APW Merger Agreement, the Former OpCo Members and the Continuing OpCo Members agreed to indemnify the Company and its affiliates (including, following the Acquisition Closing Date, AP Wireless and its subsidiaries) and their respective directors, officers, employees, agents and other advisors and representatives, from amounts then available in the Tax Escrow Account, from and against any and all losses incurred, suffered or paid by them and arising out of, relating to or resulting from the Tax Indemnification Matters (as defined in the APW Merger Agreement).

Additionally, pursuant to the APW Merger Agreement, AP Wireless was required to obtain, and prior to the Acquisition Closing Date we did obtain, a $25 million tax insurance policy.

Escrow Agreement

On February 10, 2020, in connection with the APW Acquisition, we entered into an escrow agreement (the “Escrow Agreement”) with AP Wireless, Associated Partners, as the representative of the Continuing OpCo Members and the Former OpCo Members, and Citibank, N.A., as escrow agent (the “Escrow Agent”). Pursuant to the Escrow Agreement, and in accordance with the terms of the APW Merger Agreement, the parties thereto established an escrow account (the “Tax Escrow Account”) to hold $10 million dollars in cash, to be used solely for the applicable purposes set forth in the APW Merger Agreement, as described above, and to be disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement.

The Escrow Agent will release escrow funds by wire transfer of immediately available funds or check upon (i) the receipt of a joint written instruction delivered by the Company and Associated Partners to the Escrow Agent in accordance with the APW Merger Agreement (a “joint release instruction”), within two business days after receipt of, and in accordance with, such joint release instruction or (ii) the receipt from either party to the Escrow Agreement of a certified copy of a final non-appealable order of any court of competent jurisdiction directing the disbursement of escrow funds and related disbursement instructions, on the fifth business day following receipt thereof, and in accordance therewith.

Prior to their release, the escrowed funds and all products and proceeds thereof (“escrow earnings”) will be retained by the Escrow Agent and reinvested and will be disbursed as part of the escrow funds (which shall be held in an FDIC-insured, interest-bearing deposit account). Pursuant to the APW Merger Agreement, the Company and Associated Partners have agreed to provide joint release instructions requiring the Escrow Agent to release to the Company an amount equal to 25% of the amount of any taxable income the Company recognizes in respect of the escrow earnings.

The Escrow Agreement will automatically terminate upon the earlier to occur of (i) the distribution of all escrow funds in accordance with the terms of the Escrow Agreement or (ii) delivery to the Escrow Agent of a written notice of termination executed jointly by the parties to the Escrow Agreement.

APW OpCo LLC Agreement

APW OpCo was initially formed as a Delaware limited liability company on November 15, 2019, with Associated Partners as its sole member. Effective as of the Acquisition Closing Date, the Company and certain other members of APW OpCo (comprising the Continuing OpCo Members) amended and restated the initial limited liability company agreement of APW OpCo (as so amended and restated and as further amended and restated as of July 31, 2020, the “APW OpCo LLC Agreement”).

Units

The limited liability company interests of APW OpCo are represented by units (the “Units”). As of the Acquisition Closing Date, the Units were comprised of the following classes and series of Units, which, as of December 31, 2020, were issued and held by the members of APW OpCo as follows:

•	Class A Common Units — 60,025,000 issued and outstanding. Held solely by the Company.

•

Class B Common Units — 5,389,030 issued and outstanding. Held solely by members of APW OpCo (other than the Company) that at the Acquisition Closing Date and as of the date of this prospectus are the Continuing OpCo Members. The Class B Common Units are held in tandem with Class B Common Shares. Beginning 180 days after the Acquisition Closing Date, a member of APW OpCo

(other than the Company) may redeem the Class B Common Units for cash or Class A Common Shares, at the option of the Company, subject to certain terms and conditions, including the surrender (for no consideration) by the redeeming holder of the Class B Common Shares held in tandem with the Class B Common Units being redeemed. See “– Redemption of Class B Common Units” below.

•

Series A Rollover Profits Units — 5,389,030 issued and outstanding. Held solely by members of APW OpCo (other than the Company) that at the Acquisition Closing Date and as of December 31, 2020 are the Continuing OpCo Members. The Series A Rollover Profits Units are forfeited, subject to certain exceptions and limitations, upon the earlier of (i) the date of the conversion of all of the Series A Founder Preferred Shares into Class A Common Shares, and (ii) the date on which there are no Series A Founder Preferred Shares outstanding.

•

Series B Rollover Profits Units — 625,000 issued and outstanding. Held solely by members of APW OpCo (other than the Company), which at the Acquisition Closing Date and as of December 31, 2020 are the Continuing OpCo Members. Once equitized (as described below), the Series B Rollover Profits Units are treated for all purposes as Class B Common Units. The Series B Rollover Profits Units are subject to forfeiture as described in “Redemption of Class B Common Units” below.

•

Series A LTIP Units — 5,400,000 issued and outstanding. Held by William Berkman, Scott Bruce, Richard Goldstein, David Berkman, Glenn Breisinger and Jay Birnbaum. The Series A LTIP Units are held in tandem with Class B Common Shares. Approximately 62.5% of the Series A LTIP Units vest in equal annual installments over three or five years and approximately 37.5% will vest subject to achieving certain share price performance hurdles over a seven-year period. Once equitized (as described below), the Series A LTIP Units are treated for all purposes as Class B Common Units.

•

Series B LTIP Units — 1,386,033 issued and outstanding. Held by William Berkman, Scott Bruce and Richard Goldstein. The Series B LTIP Units are held in tandem with the Series B Founder Preferred Shares. The Series B LTIP Units will vest subject to achieving certain share price performance hurdles over a nine-year period. Once equitized (as described below), the Series B LTIP Units are treated for all purposes as Class B Common Units.

•	Carry Unit — A single non-voting Unit held solely by the Company.

We refer to the Class A Common Units and the Class B Common Units as the “Common Units”; the Series A Rollover Profits Units and Series B Rollover Profits Units as the “Rollover Profits Units”; and the Series A LTIP Units and Series B LTIP Units as the “LTIP Units.”

Equitization

LTIP Units become equitized when the capital account of such LTIP Unit exceeds the “LTIP Notional Amount” (as defined in the applicable LTIP Agreement) with respect to such LTIP Unit. As of December 31, 2020, the LTIP Notional Amount for each LTIP Unit was $10.00. Once equitized, an LTIP Unit is treated for all purposes as one Class B Common Unit.

Series B Rollover Profits Units become equitized when the capital account of such Series B Rollover Profits Unit exceeds $10.00. Once equitized, a Series B Rollover Profits Unit is treated for all purposes as one Class B Common Unit.

Manager and Management

APW OpCo is managed by and under the direction of the Company, as manager of APW OpCo (the “Manager”), unless there is a situation which specifically requires approval of the members of APW OpCo under the Delaware Limited Liability Company Act, as amended, or the APW OpCo LLC Agreement. The APW OpCo LLC Agreement generally eliminates voting rights of members of APW OpCo (in their capacity as such) except for certain specified amendments to the APW OpCo LLC Agreement and a limited number of other matters. Where voting rights exist, all Units (other than the Carry Unit, which is non-voting) entitle their holders to one vote per Unit. Members other than the Company have voting rights at the Company level as holders of Class B Common Shares.

The Company, as the Manager, may resign as the Manager at any time by giving written notice to the members of APW OpCo, and may be removed or replaced by the members of APW OpCo (including the Company in its capacity as a member of APW OpCo) holding a majority of the voting Units of APW OpCo then outstanding.

The APW OpCo LLC Agreement prohibits the Manager from entering into or conducting any business or operations other than in connection with (i) its capacity as a member of APW OpCo and the ownership, acquisition and disposition of Common Units, (ii) the management of the business and affairs of APW OpCo and its majority controlled subsidiaries, (iii) the operation of the Company as a reporting company with a class or classes of securities registered under Section 12 of the Exchange Act and listed on a securities exchange, (iv) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (v) financing or refinancing of any type related to APW OpCo, its majority-controlled subsidiaries or their assets or activities and (vi) such activities as are incidental to the foregoing. The APW OpCo LLC Agreement generally requires the Company to make the net proceeds of any financing or refinancing available to APW OpCo and to take commercially reasonable measures to ensure that the economic benefits and burdens of assets that are acquired or held by the Company other than through APW OpCo and its majority-controlled subsidiaries are otherwise vested in APW OpCo or such subsidiaries, through assignment, mortgage, loan or otherwise.

The APW OpCo LLC Agreement provides that the Manager has the same fiduciary duties of loyalty and care as a director of a corporation under the Delaware General Corporation

Law. The APW OpCo LLC Agreement provides that the Manager is not liable to APW OpCo, its members or any other person that is a party to or is otherwise bound by the APW OpCo LLC Agreement, for monetary damages for breach of fiduciary duty as a manager of APW OpCo, except for (i) any breach of the Manager’s duty of loyalty to APW OpCo and its members, (ii) any act or omission not in good faith or which involves intentional misconduct or knowing violation of law or (iii) any transaction from which the Manager derived an improper personal benefit.

The APW OpCo LLC Agreement requires APW OpCo to indemnify the Manager to the fullest extent permitted by law to the extent that the Manager was or is made or threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that the Manager is or was the Manager, against all liability and loss suffered and expenses (including reasonable attorneys’ fees) reasonably incurred. The APW OpCo LLC Agreement also requires APW OpCo to pay the expenses (including reasonable attorneys’ fees) incurred by the Manager in defending such an action, suit or proceeding in advance of its final disposition.

Distributions

The APW OpCo LLC Agreement provides that the members of APW OpCo, including the Company, are entitled to “Ordinary Distributions” and “Tax Distributions.” In addition, the Company, in its capacity as a member of APW OpCo, is entitled to “Founder Distributions” and, in connection therewith, holders of Series A Rollover Profits Units are entitled to “Rollover Distributions.” Such Founder Distributions and Rollover Distributions are not offset against any Ordinary Distributions that the applicable member of APW OpCo is entitled to receive.

Ordinary Distributions. The Manager may declare and cause APW OpCo to pay distributions out of the cash that could be distributed by APW OpCo in accordance with the Company’s applicable loan agreements and any other contractual restrictions or other funds or property legally available therefor (such distributions, “Ordinary Distributions”). Ordinary Distributions are required to be apportioned among the members of APW OpCo in the order of priority set forth in the APW OpCo LLC Agreement, which generally provides that such distributions will be made:

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First, to the holders of Common Units (including equitized Units), pro rata in proportion to the deemed capital contributions with respect to their Common Units until they have received aggregate distributions of an amount equal to such deemed capital contributions;

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Second, to the holders of LTIP Units (excluding equitized LTIP Units) and Series B Rollover Profits Units (excluding equitized Series B Rollover Profits Units), beginning with holders of Time-Based LTIP Units and Series B Rollover Profits Units, followed by holders of Vested Performance-Based LTIP Units and ending with holders of Unvested Performance-Based LTIP Units (each as defined in the APW OpCo LLC Agreement), in each case until they have received aggregate distributions of an amount equal to (i) in the case of the LTIP Units, the LTIP Notional Amount (as defined in the applicable LTIP Agreement) with respect to their LTIP Units and (ii) in the case of the Series B Rollover Profits Units, $10.00 per Series B Rollover Profits Unit; and

•	Last, to the holders of Common Units (including equitized Units).

Tax Distributions. APW OpCo is required pursuant to the APW OpCo LLC Agreement to make distributions to the members of APW OpCo intended to approximate the U.S. federal, state and local taxes such members are required to pay in respect of net income allocated to such members with respect to their Units, which distributions are treated as advances of and offset against the “Ordinary Distributions” and “Rollover Distributions” that such members are entitled to receive as described herein.

Founder Distributions. The APW OpCo LLC Agreement also requires APW OpCo to make distributions (“Founder Distributions”) to the Company, as the holder of the Carry Unit, of an amount in cash equal to the Annual Dividend Amount payable to the holder of Series A Founder Preferred Shares; provided that if such Annual Dividend Amount is paid in Class A Common Shares, APW OpCo is required to issue to the Company a number of Class A Common Units that is equal to the number of Class A Common Shares issued in respect of such Annual Dividend Amount.

Rollover Distributions. Concurrently with any Founder Distribution made to the Company, APW OpCo is required to make a corresponding distribution (a “Rollover Distribution”) to each holder of Series A Rollover Profits Units equal to the product of (a) the amount of the Founder Distribution, multiplied by (b) a fraction, (i) the numerator of which is the number of Series A Rollover Profits Units then held by such holder and (ii) the denominator of which is the sum of (A) the number of then-outstanding Common Units (but not including Class A Common Units issued with respect to the Carry Unit, Class B Common Units issued to holders of Series A Rollover Profits Units in connection with the distribution to the Carry Unit, or the Series A Rollover Profits Units), (B) the number of then-outstanding LTIP Units, (C) the number of then-outstanding Rollover Profits Units (other than Series A Rollover Profits Units) and (D) the number of then-outstanding preferred units issued in the future then held by the other members of APW OpCo. Rollover Distributions will be made in cash or Class B Common Units to the same extent as the corresponding Founder Distribution was made in cash or Class A Common Units, respectively.

Transfer Restrictions

Pursuant to the APW OpCo LLC Agreement, members and assignees of APW OpCo may not transfer Units or interests in Units other than (i) with the written approval of the Manager and (ii) in certain “Permitted Transfers” described in the APW OpCo LLC Agreement (including transfers to affiliates and certain family members). In addition, in either of the foregoing cases:

•

Common Units, LTIP Units or Rollover Profits Units may not be transferred unless the transfer is accompanied by the transfer of an equal number of the Class B Common Shares or Series B Founder Preferred Shares, as applicable, held by the transferor of such Units in tandem with such Units;

•	Units may not be transferred by or to a party to the Shareholders Agreement other than in accordance with the terms and conditions of the Shareholders Agreement; and

•

LTIP Units may not be transferred other than in accordance with the applicable terms and conditions of the award agreement applicable to such LTIP Unit entered into by and among the Company, APW OpCo and the member of APW OpCo holding such LTIP Unit (each such agreement, an “LTIP Agreement”).

Redemption of Class B Common Units

At any time beginning 180 days after the Acquisition Closing Date (i.e., August 8, 2020), a member of APW OpCo (other than the Company) holding Redeemable Units (as defined below) may cause APW OpCo to redeem such Redeemable Units upon compliance with the procedures set forth in the APW OpCo LLC Agreement. “Redeemable Units” are Class B Common Units (including any equitized LTIP Units or equitized Rollover Profits Units that are treated under the terms of the APW OpCo LLC Agreement as equal to an equivalent or lesser number of Class B Common Units) that are not prohibited by an agreement between their holder and APW OpCo or the Company, including in an LTIP Agreement, from being redeemed.

In exercising such redemption right as to one or more Redeemable Units (the “Redeemed Units”), the holder will be entitled to receive either (i) a number of Class A Common Shares equal to the number of Redeemed Units (the “Share Settlement”) or (ii) immediately available U.S. dollars in an amount equal to the product of (x) the Share Settlement and (y) the Class A Trading Price (as defined below) (the “Cash Settlement”), as determined by the Company’s independent directors who are disinterested. “Class A Trading Price” is defined as the arithmetic average of the volume weighted average prices for a Class A Common Share on the principal securities exchange or automated or electronic quotation system on which the Class A Common Shares are traded or quoted, as reported by Bloomberg, L.P. or its successor, for each of the five consecutive full trading days ending on and including the last full trading day immediately prior to the applicable redemption date, subject to adjustment for any stock splits, reverse splits, stock dividends or similar events. If the Class A Common Shares are no longer trading on a securities exchange or automated or electronic quotation system, then a majority of the independent directors shall determine the Class A Trading Price in good faith.

Our independent directors who are disinterested may also choose to effect the direct exchange of the Redeemed Units for the Share Settlement or the Cash Settlement, as applicable, rather than through a redemption by APW OpCo by delivering (prior to the redemption date) a notice to APW OpCo and the redeeming member setting forth the Company’s election to effect such an exchange.

Simultaneous with such redemption (or direct exchange), the member of APW OpCo whose Redeemed Units were redeemed (or exchanged) shall surrender to the Company for no consideration, and the Company shall cancel for no consideration, a number of Class B Common Shares or Series B Founder Preferred Shares, as applicable, equal to the number of such Redeemed Units.

The APW OpCo LLC Agreement also provides that any transfer or redemption of Class B Common Units and/or Class B Common Shares held in tandem with Class B Common Units prior to the third anniversary of the Acquisition Closing Date (i.e., February 10, 2023) will result in the automatic cancellation of a proportionate number of such Class B Common Units holder’s Series B Rollover Profits Units and Class B Common Shares held in tandem with such Series B Rollover Profits Units.

Indemnity Agreements

We have entered into indemnification agreements with each of our Directors, and have provided indemnity that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Family Relationship

David Berkman, the brother of William Berkman, the Company’s Chief Executive Officer, is employed by the Company as Special Advisor to the Board. For the fiscal year ending December 31, 2020, Mr. D. Berkman received a salary and benefits of $167,247 and no annual bonus. On February 10, 2020, the Company granted Mr. D. Berkman 1,077,149 Three-Year Time-Vesting Series A LTIP Units pursuant to his employment agreement. Additionally, pursuant to his employment agreement, in the event of certain terminations of employment, Mr. D. Berkman will be entitled to receive severance benefits determined pursuant to the same formula as the executive officers of the Company (other than Mr. W. Berkman), which are described under the section entitled “– Executive Compensation Arrangements with our NEOs – Employment Agreements.” Mr. D. Berkman is also subject to a twelve-month non-competition and non-solicitation period following termination and perpetual confidentiality and mutual non-disparagement covenants.

Policy Concerning Related Party Transactions

The Board has adopted a written Related Party Policy setting forth our policy with respect to the review, approval and ratification of transactions with related persons. The Board has determined that the Audit Committee is best suited to review and approve or ratify transactions with related persons in accordance with such policy. Such review will apply to any “Related Party”, who engages in a “Related Party Transaction.” A “Related Party” includes any director or executive officer of the Company, any nominee for Director, any shareholder owning in excess of 5% of any class of the Company’s voting securities, and any immediate family member of any such person. A “Related Party Transaction” for the purposes of the policy is (i) any financial transaction, arrangement or relationship in which (a) the aggregate amount exceeds $120,000, (b) the Company is a participant and (c) any Related Party has or will have a direct or indirect material interest and (ii) any material amendment or modification to an existing Related Party Transaction regardless of whether such transaction has previously been approved in accordance with the policy.

In reviewing Related Party Transactions, the Audit Committee will use any process and review any information it deems appropriate in light of the circumstances to determine if the Related Party Transaction is reasonable. Such factors include, but are not limited to, (i) the terms of, and the Related Party’s interest in, the transaction, (ii) whether the Company is a party to the transaction, and if not, the nature of the Company’s participation in the transaction, (iii) the approximate dollar value of the transaction and the approximate dollar value of the Related Party’s interest in the transaction and (iv) whether the proposed transaction includes any potential reputational risk issues that may arise as a result of or in connection with the proposed transaction. No member of the Audit Committee will participate in any review, consideration or approval of any Related Party Transaction with respect to which such member or any of his or her immediate family is the Related Party.

ADDITIONAL INFORMATION

Availability of Certain Information

A copy of the 2020 Annual Report has been posted on the Internet along with this Proxy Statement, each of which is accessible by following the instructions in the Notice. The 2020 Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

We filed the 2020 Annual Report with the SEC on March 30, 2021. We will mail without charge, upon written request, a copy of the 2020 Annual Report, excluding exhibits. Please send a written request to Investor Relations, Radius Global Infrastructure, Inc., 3 Bala Plaza East, Suite 502, Bala Cynwyd, PA 19004.

Householding

Stockholders residing in the same address who hold their stock through a bank or broker will receive only one set of Proxy Materials, including the Notice, in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of Proxy Materials, called “householding,” saves us money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the Proxy Materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household receives multiple copies of the Proxy Materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Other Matters

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the Proxy Card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the Proxy Card to vote in accordance with their best judgment on any such matter.

Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may submit proposals for inclusion in our proxy statement for the 2022 Annual Meeting (the “2022 Proxy Statement”). For a proposal to be considered for inclusion in the 2022 Proxy Statement, the stockholder must satisfy the following requirements:

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the stockholder must (i) hold continuously for at least one year prior to the date of submission of the proposal at least $2,000 in market value of our common stock or one percent of our common stock, and (ii) continue to hold the required number of shares through the date of the 2022 Annual Meeting; and

•

the proposal must be submitted in writing to our Corporate Secretary at Radius Global Infrastructure, Inc., 3 Bala Plaza East, Suite 502, Bala Cynwyd, PA 19004, and must be received no later than 120 days before the anniversary date of the distribution of this Proxy Statement (i.e., December 3, 2021), provided, however, that if our 2021 Annual Meeting of Stockholders is advanced or delayed more than 30 days from the first anniversary of the date of this year’s Annual Meeting, we will announce a new required receipt date.

Holders of common stock who wish to have proposals submitted for inclusion in the 2022 Proxy Statement should consult the applicable rules and regulations of the SEC with respect to such proposals, including certain information required to be in the proposal, the permissible number and length of proposals and other matters governed by such rules and regulations, and should also consult our bylaws.

Other Stockholder Proposals and Nominations for Next Year’s Annual Meeting

For stockholders who wish to present a proposal or nomination before our 2022 Annual Meeting, but do not intend to have their proposal included in the 2022 Proxy Statement, our bylaws also provide for notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting other than those to be included in the 2022 Proxy Statement. To be considered timely under these provisions, the stockholder’s notice must be received by the Corporate Secretary at our principal executive offices at the address set forth above between January 25, 2022 and February 24, 2022; provided, however, that if the 2022 Annual Meeting date is advanced or delayed more than 30 days from the first anniversary of the date of this year’s Annual Meeting, then stockholders must provide notice within other time periods specified in our bylaws. Our bylaws also specify requirements as to the form and content of a stockholder’s notice.

RADIUS GLOBAL INFRASTRUCTURE, INC. 660 MADISON AVENUE, SUITE 1435 NEW YORK, NY
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/RADI2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D36842-P49421 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
RADIUS GLOBAL INFRASTRUCTURE, INC.
The Board of Directors Unanimously Recommends a Vote “FOR” All of the Listed Nominees and a Vote “FOR” Proposal 2.
1. The election of 5 Directors, each for a term expiring at the 2022 annual meeting of stockholders. For Against Abstain
1a. Paul A. Gould ! ! ! 1b. Antoinette Cook Bush ! ! ! 1c. Thomas C. King ! ! ! 1d. Nick S. Advani ! ! !
1e. Ashley Leeds ! ! ! For Against Abstain
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. ! ! !
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

RADIUS GLOBAL INFRASTRUCTURE, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 25, 2021 8:30 a.m. Eastern Time
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.
D36843-P49421
RADIUS GLOBAL INFRASTRUCTURE, INC.
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Scott G. Bruce and Glenn J. Breisinger, or either of them, as proxies, each with power to act alone and to appoint a substitute, and authorizes each of them to represent and vote as specified on the other side of this proxy, all shares of common stock and preferred stock of Radius Global Infrastructure, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/RADI2021 at 8:30 a.m., Eastern Time, on May 25, 2021, and all adjournments thereof. The shares represented by this proxy will be voted as specified on the other side. If no choice is specified, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposal 2. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.
The undersigned hereby acknowledges receipt of the Proxy Statement of the Company.
Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.
If you vote your proxy by Internet or Telephone, you do NOT need to mail back your Proxy Card.
Continued and to be signed and dated on the other side